As filed with the Securities and Exchange Commission on August 16, 2002
                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         BROAD STREET INVESTMENT I, INC.
            (Exact name of registrant as specified in its charter)



           COLORADO                       6770                   46-0487134
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)


                           735 Broad Street, Suite 218
                          Chattanooga, Tennessee 37402
                                (423) 265-5062
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)


                                Douglas A. Dyer
                           735 Broad Street, Suite 218
                          Chattanooga, Tennessee 37402
                                (423) 265-5062
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                WITH COPIES TO:

       James H. Brennan. III                    Mark T. Thatcher, Esq.
    Brennan Dyer & Company, LLC        Broad Street Investment Management, LLC
     735 Broad Street, Suite 218             735 Broad Street, Suite 218
    Chattanooga, Tennessee 37402            Chattanooga, Tennessee 37402
          (423) 265-5062                           (423 ) 265-5062
Voicemail and Facsimile: (423) 265-5068       Facsimile (423) 265-5068

          ---------------                      ------------------------

       Approximate date of commencement of proposed sale to the public:

  As soon as practicable after this registration statement becomes effective.


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act,
check the following box:	[X]


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.


If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.


If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE
==============================================================================================

Title of Each Class of                                   Proposed Maximum
                                                        ------------------
==============================================================================================

     Securities to                  Amount to be    Offering Price    Aggregate   Registration
==============================================================================================

     be Registered                   Registered      Per Share (1)    Offering (1)     Fee
----------------------------------------------------------------------------------------------
Common Stock, $0.001 par value:
  To be transferred by
  selling stockholders



As gifts                                310,000         $0.001             $310       $0.08

Founding Shareholders
  In potential resale transactions(2) 1,240,000         $0.200         $248,000      $49.60

To be issued by the Registrant
  In acquisition transactions(3)      8,250,000         $0.200       $1,650,000     $412.50

----------------------------------------------------------------------------------------------
Total                                                                               $462.18
==============================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.


(2) If the contract price of the founders' shares exceeds $.20 per share, we will recalculate the registration fee in accordance with Rule 457 and pay an additional fee at the time of our post-effective amendment.


(3) If the fair market value of property received in exchange for acquisition shares exceeds $.20 per share, we will recalculate the registration fee in accordance with Rule 457 and pay an additional fee at the time of our post-effective amendment.


Part I.    Information Required in Prospectus

Item
No.        Required Item                         Location or Caption
----       -------------                         --------------------

1.         Front of Registration Statement
           and Outside Front Cover of
           Prospectus                            Front of Registration
                                                 Statement and Outside
                                                 Front Cover of Prospectus

2.         Inside Front and Outside Back
           Cover Pages of Prospectus             Inside Front Cover Page
                                                 of Prospectus and Outside
                                                 Front Cover Page of
                                                 Prospectus

3.         Summary Information and Risk
           Factors                               Prospectus Summary;
                                                 Risk Factors

4.         Use of Proceeds                       Use of Proceeds

5.         Determination of Offering
           Price                                 Front Cover Page;
                                                 Plan of Distribution

6.         Dilution                              Dilution

7.         Selling Security Holders              Selling Security Holders

8.         Plan of Distribution                  Plan of Distribution

9.         Legal Proceedings                     Legal Proceedings

10.        Directors, Executive Officers,
           Promoters and Control Persons         Management

11.        Security Ownership of Certain
           Beneficial Owners and Management      Principal Stockholders

12.        Description of Securities             Description of Securities

13.        Interest of Counsel                   Legal Matters

14.        Disclosure of Commission Position
           on Indemnification for Securities
           Act Liabilities                       Statement as to
                                                 Indemnification

15.        Organization Within Last
           Five Years                            Management; Certain
                                                 Transactions

16.        Description of Business               Proposed Business

17.        Management's Discussion
           and Analysis or Plan of
           Operation                             Proposed Business -
                                                 Plan of Operation

18.        Description of Property               Proposed Business

19.        Certain Relationships and Related
           Transactions                          Certain Transactions

20.        Market for Common Stock and
           Related Stockholder Matters           Front Cover Page;
                                                 Market for Our
                                                 Common Stock;
                                                 Plan of Distribution

21.        Executive Compensation                Remuneration

22.        Financial Statements                  Financial Statements

23.        Changes in and Disagreements
           with Accountants on Accounting
           and Financial Disclosure              Not Applicable


          (THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

Preliminary Prospectus                                   Subject to Completion

   Our offering is being made in compliance with Rule 419 of SEC Regulation C, under which the securities to be issued will be placed in an escrow account until the offering has been reconfirmed by our shareholders and a business has been acquired in accordance with the provisions of that rule.  Under SEC Rule 3a51-1(d) under the Exchange Act, the securities we are offering constitute penny stocks, and as such, certain sales restrictions apply to them. Up to 80% of the offering may be purchased by our officers/directors, who are also our sole shareholders, and any of their affiliates or associates. No public market currently exists for our common stock.  No public market may ever develop.  Even if a market develops, you may not be able to sell your shares.

                         BROAD STREET INVESTMENT I, INC.

                        9,800,000 shares of Common Stock

     This is an initial public distribution of our stock. We are a "blank check company" as defined by the Securities and Exchange Commission ("SEC") in Rule 419 of the Securities Act of 1933 (the "Securities Act").

     We have registered this distribution under the Securities Act for the purpose of creating a "public shell" and facilitating our efforts to effect a business combination with an unidentified, privately held company.

     Our officers will give 310,000 shares of our outstanding common stock to individuals and organizations selected by them. We refer to the recipients of these shares as "donees." Our officers will not receive money, property or other consideration from any donee in connection with the share distribution.

     Our registration statement includes 8,250,000 shares that our Company may offer to issue in connection with a business combination. Our Company will receive property in exchange for these shares.

     Our registration statement includes 1,240,000 founders' shares that our officers may resell or transfer to our donees, participants in a business combination and others. The proceeds from the resale of founders' shares may be substantial. Our Company will not have any interest in the proceeds from the resale of founders' shares.

     This is a "self-underwritten" distribution. That means we will not use an underwriter in connection with the negotiation of a business combination or the issuance of any shares. Likewise, our officers will not use an underwriter in connection with their distribution of shares or their resale of founders' shares. However, we reserve the right to enter into appropriate underwriting or brokerage contracts if warranted.

     We will promptly deposit all certificates for shares in escrow with Frontier Bank, Chattanooga, Tennessee. We refer to this escrow as the "Rule 419 escrow." The stock certificates deposited in the Rule 419 escrow will be held in trust for the exclusive benefit of the donees until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419.

     If we negotiate a business combination, we will send each donee an updated prospectus that describes the proposed business combination and all related transactions. Each donee will then be required to either approve the proposed transactions in writing and retain the shares, or reject the proposed transactions and return the shares to the officer who made the original gift.

     If we ultimately conclude that we will be unable to negotiate a suitable business combination, comply with Rule 419 and close the proposed transactions within 18 months from the date of this prospectus, we intend to distribute any remaining assets to our stockholders and liquidate.

     There has never been a public market for our shares and there is no assurance a market will ever develop.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or
  disapproved of these securities or determined if this prospectus is truthful or complete.
            Any representation to the contrary is a criminal offense.


Investing in our shares is extremely speculative. The offering described in this prospectus involves a very
     high degree of risk. Persons who cannot afford to lose their entire investment should not consider
     an investment in our shares. See "Risk Factors" beginning on page __.


     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted


           The date of this prospectus is _______________, 2002


     We are offering the shares subject to prior sale, the requirements of Securities and Exchange Commission Rule 419 and the approval of certain legal matters by counsel. We reserve the right to withdraw, cancel or modify this offering at any time and to reject any subscription in whole or in part.

                                TABLE OF CONTENTS


Prospectus Summary........................................................

Risk Factors..............................................................

This Prospectus Includes Forward Looking Statements.......................

This Offering is Subject to Securities and Exchange Commission Rule 419..

Use of Proceeds..........................................................

Arbitrary Determination of Offering Price................................

Dilution.................................................................

Capitalization...........................................................

Managements' Discussion and Analysis of
   Financial Condition and Results of Operations.........................

Proposed Business........................................................

Management...............................................................

Principal Stockholders...................................................

Certain Transactions.....................................................

Description of Securities................................................

Plan of Distribution
   Self-Underwritten Offering............................................
   Initial Public Offering...............................................
   How to Purchase Shares in Our Initial Public Offering.................
   Issuance of Business Combination Shares...............................
   Offer and Sale of Founders' Shares by Selling Stockholders............

Shares Eligible for Future Sale..........................................

Experts..................................................................

Legal Matters............................................................

Where You Can Find Additional Information................................

Index to Financial Statements...........................................F-1

Instructions for Investors..............................................S-1

Subscription Agreement for Shares of Common Stock.......................S-1

          Until 90 days after the date when the stock certificates are released from the Rule 419 escrow, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus.


                                     PART I

                 Narrative Information Required in Prospectus
                   Inside Front and Outside Back Cover Pages
              See front and back cover pages of this prospectus.


                               PROSPECTUS SUMMARY

The Company is what is classified as a "blank-check" company, sometimes referred to as a "shell" company. It is a legally formed entity that is designed to facilitate transactions with and for other corporations that have ongoing operations, but may not have, in the past, structured their corporate formation to facilitate the eventual trading of their stock. As a "blank-check" corporation, the Company may present an advantageous merger candidate, as it has already established an identity with the SEC in the form of a reporting history.

Blank check companies may offer alternative routes to "go public" for smaller cap companies that cannot secure an underwriter for an initial public offering ("IPO"). Companies that can complete an IPO will find that route to be more advantageous, as it is a process that can raise a large amount of capital in a relatively short amount of time.

Certain disadvantages are inherent in becoming a public company, and these should be carefully considered by any business considering a possible business combination with the Company. Immediately upon consummation of a merger with the Company, the surviving entity would be subject to all of the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act"). Additionally, management would assume certain fiduciary duties with respect to shareholders and the public, including, but not limited to; the timely disclosure of all material information regarding the Company that might bear upon the consideration of the Company's stock as a suitable investment; the duties of care and loyalty in the conducting of the Company's business; and the duty not to misappropriate corporate opportunities.

Prior to entering into a business combination, the Company will fulfill the reporting requirements of the 1934 Act through the services of its officers, directors and general counsel.

We were incorporated in the State of Colorado on April 27, 2001. Our principal executive office is located at 735 Broad Street, Suite 218, Chattanooga, Tennessee 37402. Our telephone number is (423) 265-5062.

The Offering

You will not receive a stock certificate or be permitted to sell your shares until we negotiate a business combination, comply with the requirements of Rule 419 and close the transaction. Our shares are not expected to qualify for immediate inclusion in the Nasdaq system after completion of a business combination and may never qualify for such a listing. If a Nasdaq listing is unavailable, the likely alternative would be a listing on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that do not qualify for inclusion in the Nasdaq system. If a public market for our shares develops, it is likely to be illiquid and volatile.

If we complete a business combination and you accept our reconfirmation offering, you will be required to retain ownership of at least one hundred (100) shares until the earlier of (a) six months after the closing of the business combination, or (b) the listing of the stock of the combined companies on the Nasdaq system.

The Distribution of Shares

Our officers currently own 1,550,000 shares of our common stock. They intend to give 310,000 of these shares to individuals and organizations selected by them. Each donee will receive various allotments of shares and be subject to the resale restrictions described in this prospectus. Since a controlling interest in a public company may be more valuable than 100% ownership of a comparable private company, our officers hope to derive a substantial economic benefit from the distribution and the successful implementation of our business plan. Therefore, the distribution cannot be viewed as a "bona-fide" gift. We expect to have at least 300 stockholders when the distribution is completed.

Rule 419 Requirements

Our distribution is subject to Rule 419 and we will promptly deposit all certificates for shares in the Rule 419 escrow. Stock certificates deposited in the Rule 419 escrow will be held in trust for the donees until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419. Donees will not be permitted to sell their shares until we complete a business combination.

If we negotiate a business combination, we will file an amendment to our registration statement that contains the information specified in Rule 419(e)(1). Within five days after the effective date of this amendment, we will forward an updated prospectus to each donee. Each donee will then be required to either approve the proposed transactions in writing and retain the shares, or reject the proposed transactions and return the shares to the officer who made the original gift. Donees that approve the proposed transactions will be required to retain ownership of at least 100 shares until the earlier of nine months after the closing of the business combination or the listing of the combined companies' stock on the Nasdaq stock market.

If we ultimately conclude that we will be unable to negotiate a suitable business combination, comply with Rule 419 and close the proposed transactions within 18 months from the date of this prospectus, we intend to distribute any remaining assets to our stockholders and liquidate.

Rule 419 Safeguards

We will deposit stock certificates for the 1,240,000 founders' shares currently outstanding and the 310,000 shares issuable to donees in the Rule
419 escrow upon completion of this offering. These certificates will be held in trust for the benefit of the owners of the deposited shares until we comply with the requirements of Rule 419 and complete a business combination.

When we negotiate a business combination, we will promptly file a post-effective amendment to our registration statement that contains the information specified in Rule 419(e)(1)(i)-(iii). Within five days after the effective date of our post-effective amendment, we will mail an updated prospectus to each donee. Donees will then be given not less than 20 days and not more than 45 days to determine whether they want to receive their shares.

Within five days after the completion of our reconfirmation offering, the escrow agent will mail shares to each donee who reconfirms his investment in writing. All remaining shares where the escrow agent does not receive such reconfirmation will be treated as surrendered and subsequently retired.

Acquisition Plan

We will promptly begin our search for a target. We believe our search for a target will require months of investigation. We also expect the negotiation of a business combination to be a time consuming process. We have included the following additional shares in our registration statement to facilitate a business combination:


   8,250,000  shares that we may offer to issue in connection with a business combination;


   1,240,000  founders' shares that our officers may resell or transfer to our donees, participants in a business combination and others.

We will receive property in connection with the issuance of shares in a business combination but we will not receive any proceeds from the resale or other transfer of founders' shares.

Our officers will have broad discretion to structure a business combination and negotiate terms for the issuance of shares to a target and the potential resale of founders' shares. The prospectus for our reconfirmation offering will disclose the material terms of all such all transactions.

The following example provides summary forward-looking information on the future ownership of our company assuming that 8,250,000 shares are issued in connection with a business combination, 1,240,000 founders' shares are held and not sold to the owners of a target and 310,000 founders' shares are gifted to our donees.


                                   Original    Stock issuances   Potential future  Percent
                                   holdings    and (sales)       ownership         of total

Our Officers
Stock currently outstanding           1,550,000
Gift shares transferred to donees                    (310,000)       1,240,000       12.65%
                                             --    -----------

Gift Share Donees
                                             --       310,000          310,000        3.16%

Owners of the Target
Business Combination shares received         --     8,250,000        8,250,000       84.18%
                                                    ---------

Total Shares Outstanding
  after business combination                                         9,800,000      100.00%
                                                                    ==========      =======

The actual ownership interests of the various classes of stockholders may vary from the forward-looking information set forth in the table and will not be known until we have negotiated a business combination. While there are no restrictions on the number of founders' shares that could be sold in connection with completing the business combination transaction, we expect that the owners of a target will seek to maximize their ownership interest. Our officers will not negotiate business combination terms that would result in the combined companies having a "public float" of less than 1,000,000 shares under applicable Nasdaq rules.
-------------------


             YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of certificates

Rule 419 requires that certificates representing the securities gifted by founders be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the securities will be released to you only after we have met the following three basic conditions:

     -- First, we must execute an agreement for the acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, if any.

     -- Second, we must file a post-effective amendment to our registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements of the Company.

     -- Third, we must mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained in the registration statement.

     -- After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the certificates to you and our founding shareholders.

Accordingly, we have entered into an escrow agreement with Frontier Bank, Chattanooga, Tennessee which provides that:

     -- The shares are to be deposited promptly upon receipt into the escrow account maintained by the escrow agent.

     -- All securities issued in this offering and any other securities issued to founders and/or their donees as a result of their ownership of the offered securities, including securities issued as a result of stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

Prescribed acquisition criteria

Rule 419 requires that, before the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds.

Post-effective amendment

Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and its business, including audited financial statements, the results of this offering and the certificates disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the securities can be released from escrow.

Reconfirmation offer

The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

     -- The prospectus contained in the post-effective amendment will be sent to each donee whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

     -- Each donee will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the donee elects to remain a shareholder.

     -- If we do not receive written notification from any donee within 45 business days following the effective date, the proportionate portion of the shares and any related dividends held in the escrow account on that donee's behalf will be treated as surrendered and subsequently retired.

     -- The acquisition will be closed only if a minimum number of donees representing 80% of the shares sold, elect to reconfirm their investments.

     -- If a closed acquisition has not occurred by ______________, 2003 (18 months from the date of this prospectus), the donee shares held in the escrow account shall be surrendered and subsequently retired on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release of certificates and funds

The securities will be released to you, only after:

     -- The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

     -- We have executed an agreement for the acquisition of a candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

     --   The post-effective amendment has been declared effective.

     -- We have satisfied all of the prescribed conditions of the reconfirmation offer.

     -- The acquisition of the business with a fair value of at least 80% of the maximum proceeds has closed.

                            Summary of the Offering


Securities                         offered 8,250,000 shares each consisting of
                                   one share of our common stock, $0.001 par value.

Offering price                     $.20 per share.

Offering proceeds                  Not Applicable

Expiration date                    The offering will expire eighteen (18)
                                   months from the date of this prospectus.

Common stock outstanding
prior to the offering              1,550,000 shares

Common stock to be
outstanding after the
business combination               9,800,000 shares


                           FORWARD-LOOKING INFORMATION

This prospectus contains certain forward-looking statements within the meaning of the federal securities laws. When used in our documents or in any oral presentation, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings (loss), capital expenditures, dividends, capital structure or other financial terms. Certain statements regarding the following particularly are forward-looking in nature:

     o    our business strategy;

     o    our management capabilities;

     o    projected acquisitions or joint ventures; and

     o    projected capital expenditures.

The forward-looking statements in this prospectus are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position to differ materially from expectations are:

     o general volatility of the capital markets and the market price of our shares;

     o changes in the interest rates or the general economy of the markets in which we operate;

     o our ability to identify and complete acquisitions and successfully integrate the businesses we acquire;

     o disruption in the economic and financial conditions primarily from the impact of recent terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events;

     o    changes in the demand for our services;

     o    the degree and nature of our competition; and

     o the other factors referenced in this prospectus, including, without limitation, under the "Risk Factors" section.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this prospectus might not occur, we qualify any and all of our forward-looking statements entirely by these cautionary factors.


                                 RISK FACTORS

We provide the following risk factor disclosure in connection with our continuing effort to qualify our written and oral forward looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to us that could cause actual results to differ materially from those in forward looking statements include the following disclosures:

The shares offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.


General Risk Factors

THE POSSIBLE NEED FOR ADDITIONAL FINANCING MAY IMPAIR OUR ABILITY TO LOCATE THE BEST AVAILABLE BUSINESS OPPORTUNITY.

The Company has very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if the Company's funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, the Company may not have enough capital to exploit the opportunity. The ultimate success of the Company may depend upon its ability to raise additional capital. The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company. If not available, the Company's operations will be limited to those that can be financed with its modest capital.

OUR LIMITED OPERATING HISTORY MAY SEVERELY IMPACT OUR ABILITY TO OPERATE AND LOCATE THE BEST AVAILABLE BUSINESS OPPORTUNITY.

The Company was formed in April of 2001 for the purpose of registering its common stock under the 1933 Act and acquiring a business opportunity. The Company has no operating history, revenues from operations, or assets. The Company faces all of the risks of a new business and the special risks inherent in the investigation, acquisition, or involvement in a new business opportunity. The Company must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE OUR BUSINESS COMBINATION
OBJECTIVES.

Section 13 of the Securities Exchange Act of 1934 (the "1934 Act"), requires companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

THE COMPANY'S POTENTIAL BUSINESS OPPORTUNITY HAS NOT BEEN IDENTIFIED AND WILL BE HIGHLY RISKY.

The Company has not identified and has no commitments to enter into or acquire a specific business opportunity and therefore can disclose the risks and hazards of a business or opportunity that it may enter into in only a general manner, and cannot disclose the risks and hazards of any specific business or opportunity that it may enter into. A shareholder can expect a potential business opportunity to be quite risky. The Company's acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to the Company and its stockholders if the business or opportunity proves to be unsuccessful.

THE COMPANY MAY NOT BE ABLE TO CONDUCT AN EXHAUSTIVE INVESTIGATION AND ANALYSIS OF POTENTIAL BUSINESS OPPORTUNITIES.

The Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before the Company commits its capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if the Company had more funds available to it, would be desirable. The Company will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking the Company's participation.
A significant portion of the Company's available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

THERE WILL BE A LIMITED PARTICIPATION BY MANAGEMENT IN THE DAILY OPERATIONS OF THE COMPANY.

The Company currently has six individuals who are serving as its sole officers and directors. The Company will be heavily dependent upon their skills, talents, and abilities to implement its business plan, and may, from time to time, find that the inability of the officers and directors to devote their full time attention to the business of the Company results in a delay in progress toward implementing its business plan. Furthermore, since only six individuals are serving as the officers and directors of the Company, it will be entirely dependent upon their experience in seeking, investigating, and acquiring a business and in making decisions regarding the Company's operations. See "Management." Because investors will not be able to evaluate the merits of possible business acquisitions by the Company, they should critically assess the information concerning the Company's six officers and directors.

THERE IS A LACK OF CONTINUITY IN THE MANAGEMENT OF THE COMPANY.

The Company does not have an employment agreement with its officers and directors, and as a result, there is no assurance that they will continue to manage the Company in the future. In connection with acquisition of a business opportunity, it is likely the current officers and directors of the Company may resign. A decision to resign will be based upon the identity of the business opportunity and the nature of the transaction, and is likely to occur without the vote or consent of the stockholders of the Company.

THE COMPANY MAY HAVE TO DEPEND UPON OUTSIDE ADVISORS.

To supplement the business experience of its officers and directors, the Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by the Company's President without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company.

THE CONTROL OF THE COMPANY BY PRINCIPAL SHAREHOLDERS, OFFICERS AND DIRECTORS COULD IMPEDE ITS SHAREHOLDERS FROM HAVING ANY ABILITY TO DIRECT AFFAIRS AND BUSINESS.

Our principal shareholders, officers and directors will beneficially own approximately eighty percent (80%) of our Company's common stock. As a result, such persons will have the ability to control our Company and direct its affairs and business. Such concentration of ownership may also have the effect of delaying, deferring or preventing change in control of our Company.

OUR COMPANY'S INDEMNIFICATION OF OFFICERS AND DIRECTORS MAY RESULT IN SUBSTANTIAL EXPENDITURES BY THE COMPANY.

Our Articles of Incorporation provide for the indemnification of directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. We will also bear the expenses of such litigation for any directors, officers, employees, or agents, upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company that it will be unable to recoup.

RESOURCES COULD BE WASTED IN RESEARCHING ACQUISITIONS THAT ARE NOT CONSUMMATED.

It is anticipated that the investigation of specific businesses and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to participate in a specific business, the costs incurred up to that point in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business, the failure to consummate that transaction may result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and participate in additional businesses.

TIME PRESSURES MAY INCREASE THE RISK THAT WE WILL TRUNCATE OUR DUE DILIGENCE, LOWER OUR EXPECTATIONS OR LIBERALIZE OUR SELECTION STANDARDS.

If we ultimately conclude that we will be unable to negotiate a suitable business combination, comply with Rule 419 and close the proposed transactions within 18 months from the date of this prospectus, we will promptly distribute any remaining assets to our stockholders and liquidate our Company. This will increase the risk that we will truncate our due diligence, lower our expectations or liberalize our selection standards over time.

OUR OFFICERS AND DIRECTORS DO NOT HAVE ANY DIRECT EXPERIENCE WITH RULE 419 TRANSACTIONS THAT YOU CAN USE TO EVALUATE OUR FUTURE POTENTIAL.

Transactions under Rule 419 are considerably more complex than traditional shell transactions. Our officers and directors do not have any direct experience with Rule 419 transactions and their prior experience with 1934 Act shell transactions may not be a reliable indicator of their ability to complete a business combination that is subject to Rule 419. There is no assurance that we will be able to negotiate a timely business combination or that our reconfirmation offering will be successful. If we fail to accomplish either of these goals, you will not receive your shares.

REQUIRED REGULATORY DISCLOSURE RELATING TO LOW-PRICED STOCKS MAY NEGATIVELY IMPACT LIQUIDITY IN OUR COMMON STOCK.

The Company's securities, if available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefor.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-7 under the Securities Exchange Act of 1934, as amended. Because the securities of the Company may constitute

"penny stocks" within the meaning of the rules, the rules would apply to the Company and to its securities. The rules may further affect the ability of owners of Shares to sell the securities of the Company in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

While the initial offering price is approximately $0.20, there may be downward pressure due to lack of demand for the Company's stock or from the Selling Shareholders. Should the trading price of the common stock drop to less than US$5.00 per share, these rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale.

An organization or entity subscribing for Interests qualifies as an "accredited investor" if it is (A) a bank as defined in Section 3(a)(2) of the Act, (B) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, (C) a broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"),
(D) an insurance company as defined in Section 2(13) of the Act, (E) an investment company registered under the Investment Company Act of 1940, as amended (the "IC Act"), (F) a business development company as defined in
Section 2(aX48) of the IC Act, (G) a small business investment company licensed by the United States Small Business Administration under Section 30 1(c) or
(d) of the Small Business Investment Act of 1958, as amended, (H) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000, (I) an employee benefit plan within the meaning of the Employee Retirement Income Security) Act of 1974, as amended ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser ("Plan Fiduciary") or an employee benefit plan that has total assets in excess of $5,000,000 or, if the plan is self-directed, with investment decisions made solely by persons who are accredited investors, (J) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the "1940 Act"), (K) an organization described in Section 501 (c)(3) of the Code, a corporation, a Delaware, Colorado or similar business trust or a partnership, not formed for the specific purpose of acquiring Interests, with total assets in excess of $5,000,000, (L) a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring an Interest, whose purchase is directed by a sophisticated person as described in Rule 502(b)(2)(ii) of Regulation D or (M) an entity of which all of the equity owners are accredited investors.

Generally, to be an "accredited investor," an investor who is a natural person must (A) have a current net worth, individually or jointly with one's spouse, in excess of $1,000,000 or (B) have had an individual income in excess of $200,000, or joint income with one's spouse in excess of $300,000, in each of the two most recent taxable years and reasonably expect to earn the same level of income in the current taxable year.

The Company has the discretion to accept subscriptions from up to 35 non-accredited investors. The Company may also accept subscriptions in accordance with Rule 144A of the Act, provided the investor is a "qualified institutional buyer".

For purposes of this section, qualified institutional buyer shall mean:

Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity:

     Any insurance company as defined in section 2 (13) of the Act;

     Note: A purchase by an insurance company for one or more of its separate accounts, as defined by section 2(a)(37) of the Investment Company Act of 1940 (the "Investment Company Act"), which are neither registered under section 8 of the Investment Company Act nor required to be so registered, shall be deemed to be a purchase for the account of such insurance company.

     Any investment company registered under the Investment Company Act or any business development company as defined in section 2(a)(48) of that Act;

     Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

     Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

     Any employee benefit plan within the meaning of title I of the Employee Retirement Income Security Act of 1974;

     Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph
     (a)(1)(i)(D) or (E) of this section, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

     Any business development company as defined in section 202(a)22 of the Investment Advisers Act of 1940;

     Any organization described in section 501(c) (3) of the Internal Revenue Code, corporation (other than a bank as defined in section 3(a) (2) of the Act or a savings and loan association or other institution referenced in section 3(a) (5) (A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; and

     Any investment adviser registered under the Investment Advisers Act.

     Any dealer registered pursuant to section 15 of the Exchange Act, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer, Provided, That securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer;

     Any dealer registered pursuant to section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

     Note: A registered dealer may act as agent, on a non-discretionary basis, in a transaction with a qualified institutional buyer without itself having to be a qualified institutional buyer.

     Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. Family of investment companies means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), Provided That, for purposes of this section:

          Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company; and

          Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company's adviser (or depositor) is a majority-owned subsidiary of the other investment company's adviser (or depositor);

     Any entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; and

     Any bank as defined in section 3(a)(2) of the Act, any savings and loan association or other institution as referenced in section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the Rule in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity and the ability of stockholders to sell the common stock in the secondary market.

CURRENT PROSPECTUS AND STATE BLUE SKY REQUIREMENTS MAY IMPEDE OUR ABILITY TO OFFER COMMON STOCK IN CERTAIN JURISDICTIONS.

Currently, our stock is not registered for sale in any state. Upon approval from a state securities authority to commence trading in a specific state, the Company will file a post-effective amendment to its Prospectus in accordance with its obligations under applicable securities law. We will be able to issue shares of its common stock only if there is then a current prospectus relating to such common stock and only if such common stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the common stock reside. We have undertaken and intend to file and keep current a prospectus that will permit the purchase and sale of the common stock, but there can be no assurance that we will be able to do so.

Although we intend to seek to qualify for sale the shares of common stock in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The common stock may be deprived of any value and the market for such shares may be limited if a current prospectus covering the common stock is not kept effective or if such common stock is not qualified or exempt from qualification in the jurisdictions in which the holders then reside.

IF WE FAIL TO MAINTAIN EXEMPTION FROM THE INVESTMENT COMPANY ACT, OUR OPERATING FLEXIBILITY WOULD BE RESTRICTED, WHICH COULD RESULT IN NEGATIVE EFFECTS TO OUR BUSINESS, FINANCIAL CONDITIONS OR RESULTS OF OPERATIONS.

We intend to conduct our business so as not to become regulated as an investment company under the Investment Company Act. The Investment Company Act excludes from regulation entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate." Under the current interpretations of the SEC, in order to qualify for this exemption, we must, among other things, maintain at least 55% of our assets directly in mortgage loans, qualifying pass-through certificates and certain other qualifying interests in real estate and an additional 25% of our assets in real estate related assets. In addition, unless certain mortgage backed securities represent all the certificates issued with respect to an underlying pool of mortgage loans, such securities may be treated as securities separate from the underlying mortgage loans and thus, may not qualify as qualifying interests in real estate for purposes of the 55% requirement. Our ownership of many mortgage assets, therefore, will be limited by the provisions of the Investment Company Act. If we fail to qualify for exemption from registration as an investment company, our ability to use leverage would be substantially reduced, and we would be unable to conduct our business as we currently do. Any failure to qualify for this exemption would have a material adverse effect on us.

Risks for Donees

DEPENDING ON THE NATURE OF THE BUSINESS COMBINATION ENTERED INTO, IT IS POSSIBLE THAT MANAGEMENT WILL RECEIVE FAVORABLE TERMS OF EXCHANGE WITH THE TARGET COMPANY THAT WILL NOT BE AVAILABLE TO OTHER SHAREHOLDERS.

Management may actively negotiate or otherwise consent to the purchase of any portion of their common shares as a condition to or in connection with a proposed merger or acquisition transaction. It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete acquisitions without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires.

EXISTING SHAREHOLDERS OF THE COMPANY MAY SUFFER SIGNIFICANT DILUTION TO THEIR OWNERSHIP PERCENTAGE OF THE COMPANY, INSOFAR AS THE BUSINESS COMBINATION ENTERED INTO MAY INVOLVE THE ISSUANCE OF A LARGE NUMBER OF AUTHORIZED BUT UNISSUED SHARES TO THE TARGET COMPANY.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of Common Stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest (i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, the Company's current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such reorganization. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in the Company by the current officer, director and principal shareholders.

AS A SHAREHOLDER, YOU WILL HAVE LIMITED RIGHTS IN AN ACQUISITION.

The donees may not be afforded an opportunity specifically to approve or disapprove any particular business reorganization or acquisition. Our officers and/or directors will be able to consummate an acquisition of or by us without the approval of our shareholders.

Certain circumstances could constitute exceptions. Under applicable corporate law, only in the event of a merger, consolidation, or the sale of all or substantially all of our assets, will you as a shareholder have the right to object to the merger, consolidation, or sale and assert your dissenter's right to appraisal of your shares. Similar restrictions apply if an acquisition is consummated in the form of an exchange of securities.

Though ultimately protected by the reconfirmation, this could adversely affect the furthering of your interests within the structure of the Company.

THE PRIOR EXPERIENCE OF OUR OFFICERS AND DIRECTORS HIGHLIGHTS THE INHERENT RISKS OF OUR BUSINESS STRATEGY. EVEN IF WE COMPLETE A BUSINESS COMBINATION, IT IS UNLIKELY THAT AN ACTIVE, STABLE, LIQUID AND SUSTAINED PUBLIC MARKET FOR THE STOCK OF THE COMBINED COMPANIES WILL DEVELOP.

Our officers and directors have been involved in five recent transactions involving business combinations between private companies and public shells. In each of these transactions, the stock of the combined companies has only qualified for listing on the OTC Bulletin Board or American Stock Exchange, trading has not been active, liquid or sustained, and the market prices have been volatile. Even if we complete a business combination, it is unlikely that an active, stable, liquid and sustained public market for the stock of the combined companies will develop. Donees are encouraged to independently review the available information on these prior transactions.

OUR OFFICERS HOPE TO DERIVE A SUBSTANTIAL ECONOMIC BENEFIT FROM THE GIFTING DISTRIBUTION AND THE SUCCESSFUL IMPLEMENTATION OF OUR BUSINESS PLAN.

While our officers will not receive money, property or other consideration from any donee, they will continue to hold 1,240,000 founders' shares that may either be offered for resale or retained for investment. A controlling interest in a public company is usually more valuable than 100% ownership of a comparable private company. Therefore, our officers hope to derive a substantial economic benefit from the gifting distribution and the successful implementation of our business plan. Therefore, the gift cannot be viewed as a "bona fide" gift.

YOU WILL NOT BE ABLE TO SELL YOUR SHARES UNTIL WE COMPLETE A BUSINESS
COMBINATION.

All certificates for gifted shares will be promptly deposited in the Rule 419 escrow and held in trust until we close a business combination. You will not be able to sell or transfer your shares until we have completed a business combination and the escrow agent has mailed your stock certificates to you.

YOU WILL BE REQUIRED TO RETAIN OWNERSHIP OF AT LEAST 100 GIFTED SHARES FOR UP TO SIX MONTHS AFTER WE COMPLETE A BUSINESS COMBINATION.

Each donee will be required to retain ownership of at least 100 shares until the earlier of six months after the completion of a business combination or the listing of the combined companies' stock on Nasdaq. A simple quotation on the OTC Bulletin Board or the Pink Sheets will not satisfy this requirement. When the shares are released from the Rule 419 escrow, each donee will receive two certificates: one for 100 shares and a second for the balance. The certificate for 100 shares will be imprinted with a restrictive legend that describes the applicable limitations on transfer.

YOU MAY NOT BE ABLE TO RELY ON THE COLLECTIVE BUSINESS JUDGMENT OF OTHERS.

Rule 419 does not establish a fixed percentage of donees that must approve our reconfirmation offering. Instead, it only requires that our prospectus disclose the reconfirmation threshold negotiated by the parties. If a proposed transaction provides for a relatively low reconfirmation threshold, you may not be able to rely on the collective business judgment of a large number of other donees in making a reconfirmation decision. On the other hand, if a proposed transaction provides for a relatively high reconfirmation threshold, the other donees may have the power to overrule your individual decision.

WE EXPECT A BUSINESS COMBINATION TO RESULT IN A CHANGE IN CONTROL AND OUR OFFICERS WILL NOT HAVE ANY POWER TO INFLUENCE FUTURE DECISIONS OF THE COMBINED COMPANIES.

We plan to issue up to 8,250,000 acquisition shares in connection with a business combination. Therefore we expect a business combination to result in a change in control. After a change in control, the owners of the target will have the right to appoint their own officers and directors and our current officers will have no power to influence future decisions, seek a listing for our stock or take any other action to promote an active public market. There can be no assurance that we will be able to negotiate appropriate after-market support agreements or that any terms we negotiate will be effective. If the combined companies do not devote sufficient time and resources to developing and promoting an active trading market, you may be unable to sell your shares at any price.

THE PERSONAL PECUNIARY INTERESTS OF OUR OFFICERS MAY CONFLICT WITH THEIR FIDUCIARY DUTIES.

We have registered 1,240,000 founders' shares for resale. Our officers have agreed that they will not resell founders' shares at a price that represents a premium to the comparable per share value received by our donees. Nevertheless, it is likely that a business combination and the potential resale of the founders' shares will result in the transfer of property to our company and the payment of cash to our officers. Therefore, the personal pecuniary interests of our officers may conflict with their fiduciary duties. Our Company will not receive any proceeds from the sale of the founders' shares.

OUR INABILITY TO COMPENSATE OUR OFFICERS AND PRINCIPAL ADVISORS WITH CASH WILL INCREASE THE POTENTIAL FOR CONFLICTS OF INTEREST.

Certain conflicts of interest exist between the Company and its officers and directors as follows:

(a)-They have other business interests to which they devote their attention, and they may be expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as to whether certain needs of the Company may not be adequately and necessarily addressed, provided the Company's officers and directors elect to devote attention to outside interest when they could be attending to the needs of the Company;

 (b)-Certain of the Company's officers and directors own all of the issued and outstanding stock of seven (7) additional corporations (Broad Street Investment II, III, IV, V, VI, VII, and VIII) which are shell companies formed April 27, 2001. Thus, the Company may be in competition with Broad Street Investment II, III, IV, V, VI, VII, and VIII in seeking merger candidates.

    The Company's directors may also elect, in the future, to form one or more additional public shell companies with a business plan similar or identical to that of the Company. Any such additional shell companies would also be in direct competition with the Company for available business opportunities.

(c)-It is anticipated that Company's officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, the Company's officers and/or directors may consider their own personal pecuniary benefit rather than the best interests of other Company shareholders, and the other Company shareholders are not expected to be afforded the opportunity to approve or consent to any particular stock buy-out transaction. See "Conflicts of Interest."

ALL OF OUR OUTSTANDING SHARES AND ALL THE SHARES WE PLAN TO ISSUE ARE INCLUDED IN OUR REGISTRATION STATEMENT.

We have included all of our outstanding shares and all the shares we intend to issue in our registration statement. If we are successful, all of the shares held by investors, our non-affiliated advisors and non-affiliated stockholders of the target will be eligible for immediate resale, subject to contractual resale restrictions and the applicable rules and regulations of the SEC. If a substantial number of shares are offered for sale at the same time, the market price of the stock of the combined companies will be adversely affected.


Additional Risks for Owners of Potential Targets

YOU SHOULD EXPECT INCREASED SCRUTINY FROM THE REGULATORY COMMUNITY AND SKEPTICISM FROM THE FINANCIAL COMMUNITY IF YOU ENTER INTO A BUSINESS COMBINATION WITH OUR COMPANY.

Congress has found that blank check companies have been common vehicles for fraud and manipulation in the penny stock market. Moreover, the financial community views shell transactions with a high degree of skepticism until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance. Increased regulatory scrutiny and heightened market skepticism may increase your future costs of regulatory compliance and make it more difficult for the combined companies to establish an active trading market.

YOU SHOULD NOT CONSIDER A BUSINESS COMBINATION WITH OUR COMPANY IF YOU CURRENTLY NEED ADDITIONAL CAPITAL, OR WILL REQUIRE ADDITIONAL CAPITAL WITHIN 12 TO 18 MONTHS.

A business combination with our Company will not provide an effective means of accessing the capital markets. Therefore, you should not consider a business combination with our Company if you currently need additional capital, or will require additional capital within 12 to 18 months. Until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance, it will be very difficult, if not impossible, for you to raise additional capital to finance the combined companies' operations. You cannot assume that the combined companies will ever be able to raise additional capital.

YOU SHOULD NOT CONSIDER A BUSINESS COMBINATION WITH OUR COMPANY IF YOU ARE SEEKING SHORT-TERM INVESTMENT LIQUIDITY FOR CORPORATE INSIDERS.

While the business combination and founders' shares have been registered under the Securities Act, all shares held by affiliates of the target will be classified as "restricted securities" that were issued on the closing date of the business combination. These shares will not be eligible for resale for a period of one year after the closing date unless the resale is affected pursuant to an effective registration statement under the Securities Act.
You should not consider a business combination with our company if you are seeking short-term investment liquidity for corporate insiders.

A BUSINESS COMBINATION WITH OUR COMPANY WILL PROBABLY NOT BE LESS EXPENSIVE THAN A TRADITIONAL IPO.

We do not have access to any material financial resources other than our cash on hand. Accordingly, a business combination with our company will probably not be less expensive for you than a traditional IPO. We expect you will expend substantial sums for:

     o The professional fees of your lawyers and accountants who will bear primary responsibility for preparing the detailed information that must be included in our post-effective amendment and disclosed to our public stockholders before we can conduct our reconfirmation offering and close a business combination;

     o Preparing and filing any additional registrations that may be necessary or desirable under state securities laws to facilitate the closing of a business combination or the development of a trading market;

     o Printing and distributing stock certificates and establishing a relationship with a transfer agent;

     o Preparing and filing any listing applications that may be necessary or desirable to facilitate the development of a trading market; and

     o Preparing and distributing the additional investor reports that are required by Rule 419.

We believe that a traditional IPO is a better alternative than a business combination with a public shell. If you have the ability to conduct a traditional IPO, we encourage you to do so. If you are not in a position to conduct a traditional IPO and you still want to go public, you should be aware that the process of effecting a business combination with a public shell is difficult, expensive and subject to numerous substantial risks that will make it very difficult to develop an active, liquid and sustained trading market for the stock of the combined companies.

THE STOCK OF THE COMBINED COMPANIES WILL NOT QUALIFY FOR AN IMMEDIATE NASDAQ LISTING AND MAY NEVER QUALIFY FOR SUCH A LISTING.

Even if your company meets the shareholders' equity and/or net income requirements for a Nasdaq listing, the combined companies will be required to meet the minimum distribution, active market maker and minimum market price requirements before it can apply for a Nasdaq listing. There is no assurance that our Rule 419 offering will provide a sufficient number of stockholders to meet the Nasdaq listing requirements. In addition, Nasdaq generally requires an established trading history of 45 to 90 days at a price that exceeds listing standards before it will consider a listing application. Therefore, the stock of the combined companies will have to begin trading on the OTC Bulletin Board, and wait to apply for a Nasdaq listing until all of the listing standards are satisfied. The OTC Bulletin Board is different from the Nasdaq system in that it does not impose listing standards; provide automated trade executions; maintain relationships with quoted issuers;
or impose the same obligations on market makers. Because of the minimum distribution, active market maker and minimum trading price requirements, there can be no assurances that the stock of the combined companies will ever qualify for a Nasdaq listing.

OUR CURRENT STOCKHOLDERS ARE LIKELY TO BE "SELLERS" OF SHARES AND THE AVAILABILITY OF LARGE QUANTITIES OF STOCK MAY IMPEDE THE DEVELOPMENT OF A TRADING MARKET OR MAKE THE MARKET MORE VOLATILE.

Holders of founder and donee shares will have no cash at risk in the stock of the combined companies. If you enter into a business combination with our Company, the holders of founders' shares and our public stockholders may be willing to sell their shares at a price that is substantially below the minimum price required for a Nasdaq listing. In such an event, the market may have to absorb a substantial portion of the shares owned by our existing stockholders, thereby increasing the volatility of any market that does develop.

WE ARE NOT INVESTMENT BANKERS AND YOU WILL NEED TO DEVOTE SUBSTANTIAL TIME, EFFORT AND EXPENSE TO THE DEVELOPMENT OF AN ACTIVE TRADING MARKET FOR THE STOCK OF THE COMBINED COMPANIES.

We are not investment bankers and we have no ability to promote a public market for combined companies' stock. The subscription agreements for the business combination shares will prohibit holders of such shares, as well as holders of founders' shares, from engaging in any activities that promote, maintain or influence a market for the stock of the combined companies. Therefore, you will need to devote substantial time, effort and expense to the development and maintenance of a trading market. If you are unwilling or unable to devote adequate resources to the development and maintenance of an active market, the market price for the stock will decline and such declines are likely to be permanent.

IF THE COMBINED COMPANIES ARE SUCCESSFUL, THERE MAY NOT BE ENOUGH SHARES AVAILABLE TO SATISFY THE MARKET.

Our capital structure has been designed to foster the development of an orderly trading market. However, if the combined companies are successful, the relatively small number of freely transferable shares may make it difficult to satisfy market demands. Our existing stockholders can be expected to maximize their personal benefit and if substantial quantities of our shares are withheld from the market, the supply and demand imbalances may drive the market price of the stock of the combined companies to levels that cannot be sustained over the long-term.

                                USE OF PROCEEDS

Our officers will not receive money, property or other consideration from any donee in connection with the distribution. Likewise, our Company will not receive any proceeds from the gifting distribution. Our officers will continue to make additional capital contributions on the date of this prospectus for the purpose of complying with the reporting obligations as prescribed in Section 12 of the 1934 Act. This contribution will not be classified as offering proceeds.

If we close a business combination, we will receive property in connection with the issuance of shares. It is impossible to predict the value of such property.

Subject to the limitations described in this prospectus, our officers may resell or transfer all or any portion of the founders' shares to our advisors, participants in a business combination and others. The proceeds from the resale of founders' shares may be substantial. Our Company will not have any interest in the proceeds from the resale of founders' shares.


                      REASONS FOR THE GIFTING DISTRIBUTION

Our officers believe that a large stockholder base and an even distribution of stock ownership are essential features for a well-structured public shell. They also believe a controlling interest in a public company is usually more valuable than 100% ownership of a comparable private company. Because of the legal and procedural complexities involved in soliciting a large number of potential investors and accounting for investor funds under Rule 419, our officers have decided it is in their best interest to simply give shares to family, friends and business associates. While our officers will not receive money, property or other consideration from any donee, they hope to derive a substantial economic benefit from the distribution and the successful implementation of our business plan. Therefore, the distribution cannot be viewed as a "bona fide" gift.

                   ARBITRARY DETERMINATION OF OFFERING PRICE

The offering price for our shares does not bear any relationship to established valuation standards. Nor does it bear any relationship to our assets, book value, net worth or expected revenues or earnings. In determining the offering price, our board of directors considered the following factors, among others:

     o The nature of our proposed business and their opinions on capital structure issues.

     o The amount per share paid by our founders when they organized our Company.

     o The requirements of Rule 419 and the amount needed to recover the out-of-pocket costs of this offering.

     o The general economics of transactions involving public shells and general condition of the equity markets.

Many of these factors are inherently subjective and others are subject to change based on uncertain future events. Accordingly, the offering price of our shares must be considered arbitrary.


                                    DILUTION

On the date of this prospectus, our net tangible book value is $0.00, or approximately $0.00 per share. Since the gifting distribution involves the transfer of issued and outstanding shares that are currently owned by our officers, it will not change the net tangible book value of our stock. We cannot predict whether a business combination will ultimately result in dilution to the investors. If the target has a weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no dilution.

                                 CAPITALIZATION

The following table sets forth our capitalization at June 30, 2002. The table also presents as adjusted information that gives retroactive effect to the completion of the gifting distribution. This data is qualified in its entirety by our financial statements.

                                                    As of             As adjusted
                                                June 30, 2002       for gift shares

Common stock, $0.001 par value,
50,000,000 shares authorized,
    1,550,000 shares issued and outstanding,    $    1,550           $     1,550
Preferred, $0.001 par value,
50,000,000 shares authorized,
    no shares issued and outstanding                    --                    --
Additional paid-in capital                              --                    --
Deficit accumulated during development stage            --                    --
                                                 ---------             ---------
Total stockholders' equity                      $    1,550           $     1,550
                                                  --------              --------



                               LEGAL PROCEEDINGS

Neither our Company nor any of our affiliates are a party, nor is any of their property subject, to material pending legal proceedings or material proceedings known to be contemplated by governmental authorities.

                     MANAGEMENTS' DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

We intend to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. We have no particular acquisitions in mind and have not entered into any negotiations regarding such an acquisition. None of our officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between our Company and such other company as of the date of this registration statement.

As stated hereinabove, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. The Company is subject to all of the reporting requirements included in the 1934 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the SEC upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of the Company.

Our officers and shareholders have verbally agreed that they will advance to the Company certain additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. These will primarily consist of services rendered, specifically SEC compliance and the due diligence required as a condition precedent to any business combination. These persons have also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which the Company acquires or merges with agree to repay all or a portion of such advances. Such repayment will in no way be a condition to the selection of a target company. The Company will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders, and the Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

Present Financial Condition

We were incorporated in the State of Colorado on April 27, 2001. Our founders purchased 1,500,000 shares of our common stock at our Company's par value of $0.001, for services rendered in connection with the organization of our Company. They also agreed to pay all organization costs from their personal funds.

On June 1, 2002, the Company issued fifty thousand (50,000) shares of its $.001 par value common stock for services, rendered by a related party, valued at their fair market value of $50. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

While we incurred organization, operating and offering costs through June 30, 2002, our Company paid none of these costs. All costs were paid by our officers who will continue to do so until a business combination is completed on behalf of the Company.

Liquidity and Capital Resources

The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity. The Company's balance sheet as of December 31, 2001, reflects a current asset value of $0.00, and a total asset value of $0.00.

Results of Operations

During the period from April 27, 2001 (inception) through December 31, 2001, the Company has engaged in no significant operations other than organizational activities and preparation for registration of its securities under the Securities Act, as amended. No revenues were received by the Company during this period.

For the current fiscal year, the Company anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act, and expenses associated with locating and evaluating acquisition candidates. The Company anticipates that until a business combination is completed with an acquisition candidate, it will not generate revenues, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Plan of Operations

We intend to request a reasonable due diligence fee before we begin a detailed investigation into the affairs of a potential target. There can be no assurance that any potential target will be willing to pay a due diligence fee, or that any due diligence fees we receive will be sufficient to offset the out-of-pocket costs incurred.

Rule 419 will require us to unwind all gift share transactions if we are unable to negotiate a business combination, complete our reconfirmation offering and close the transaction within 18 months from the date of this prospectus. If we ultimately conclude that we will be unable to meet this deadline, we will promptly distribute any remaining assets to our stockholders and liquidate our company. We believe our officers and directors' cash resources will be adequate for our anticipated needs. Nevertheless, we may run out of money if a particular investigation requires significant technical expertise, or if we spend substantial amounts of money investigating a potential target and then determine that the potential target is not suitable.

We will not satisfy the requirements of SEC Rule 155 until 30 days after completion of our reconfirmation offering. Therefore, we will be unable to augment our working capital by selling additional securities in private placement transactions. While we have the corporate power to borrow money, credit is not likely to be available. Our officers and directors have no duty to loan money to our Company. If they cease loaning money, and we are unable to obtain additional financing, we will be forced to abandon our business and liquidate.

Need for Additional Financing

The Company believes that its officers and directors will assist the Company to meet the various cash needs, including the costs of compliance with the continuing reporting requirements of the 1934 Act, as amended, for a period of approximately eighteen (18) months. Accordingly, in the event the Company is able to complete a business combination during this period, it anticipates that its officers and directors' loans will be sufficient to allow it to accomplish the goal of completing a business combination. There is no assurance, however, that these available funds will ultimately prove to be adequate to allow it to complete a business combination, and once a business combination is completed, the Company's needs for additional financing are likely to increase substantially.


                                PROPOSED BUSINESS

General

History and Operations

The Company was incorporated under the laws of the State of Colorado on April 27, 2001, and is in the early developmental and promotional stages. To date the Company's only activities have been organizational ones, directed at developing its business plan. The Company has not commenced any commercial operations. The Company has no full-time employees and owns no real estate.

Regulation of "Blank Check" Companies

The proposed business activities described herein classify the Company as a "blank check" or "shell company" whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not believe it will undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein.

Regulation of "blank check" companies by the State of Colorado mirrors, to a large extent, the regulation thereof by the SEC The State of Colorado has adopted legislation based upon Section 21E of The Private Securities Litigation Reform Act of 1995. The Act provides a safe harbor for issuers regarding certain forward-looking statements, but specifically excludes from the safe harbor issuers making statements in connection with an offering of securities of a blank check company. Colorado has also adopted an amended Rule 504, made effective August 13, 1992 as part of the Commission's Small Business Initiatives. The amended Rule 504 exempts from registration certain offerings up to $1,000,000. Notably, "blank check" or "development stage" companies are excluded from this exemption also.

Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

Search for Business Opportunity

The Company's business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. The Company has very limited capital available through loans by its officers and directors, and it is unlikely that the Company will be able to take advantage of more than one such business opportunity. The Company intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

At the present time the Company has not identified any business opportunity that it plans to pursue, nor has the Company reached any agreement or definitive understanding with any person concerning an acquisition. The Company's officers and directors have previously been involved in transactions involving a merger between an established company and a shell entity, and have a number of contacts within the field of corporate finance. As a result, they have had preliminary contacts with representatives of numerous companies concerning the general possibility of a merger or acquisition by a shell company. However, none of these preliminary contacts or discussions involved the possibility of a merger or acquisition transaction with the Company.

It is anticipated that the Company's officers and directors may contact broker-dealers and other persons with whom they are acquainted who are involved in corporate finance matters to advise them of the Company's existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with the Company. No assurance can be given that the Company will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to the Company or its stockholders.
The Company's search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on a stock exchange. The Company anticipates that the business opportunities presented to it will:

(i) be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors;

(ii)  be experiencing financial or operating difficulties;

(iii) be in need of funds to develop a new product or service or to expand into a new market;

(iv)  be relying upon an untested product or marketing concept; or

(v)   have a combination of the characteristics mentioned in (i) through (iv).

The Company intends to concentrate its acquisition efforts on properties or businesses that it believes to be undervalued. Given the above factors, investors should expect that any acquisition candidate may have a history of losses or low profitability.

The Company does not propose to restrict its search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. The Company's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

Potential Consequences of Business Combination

As a consequence of this registration of its securities, any entity which has an interest in being acquired by, or merging into the Company, is expected to be an entity that desires to become a public company and establish a public trading market for its securities. In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of the Company would be issued by the Company or purchased from the current principal shareholders of the Company by the acquiring entity or its affiliates. If stock is purchased from the current shareholders, the transaction is very likely to result in substantial gains to them relative to their purchase price for such stock.

In the Company's judgment, none of its officers and directors would thereby become an "underwriter" within the meaning of the Section 2(11) of the Securities Act. The sale of a controlling interest by certain principal shareholders of the Company could occur at a time when the other shareholders of the Company remain subject to restrictions on the transfer of their shares.

Depending upon the nature of the transaction, the current officers and directors of the Company may resign their management positions with the Company in connection with the Company's acquisition of a business opportunity. In the event of such a resignation, the Company's current management would not have any control over the conduct of the Company's business following the Company's combination with a business opportunity.
It is anticipated that business opportunities will come to the Company's attention from various sources, including its officers and directors, its donee stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. The Company has no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for the Company.

The Company does not foresee that it would enter into a merger or acquisition transaction with any business with which its officers or directors are currently affiliated. Should the Company determine in the future, contrary to the foregoing expectations, that a transaction with an affiliate would be in the best interests of the Company and its stockholders, the Company is in general permitted by Colorado law to enter into such a transaction if:

1. The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

2. The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

3. The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

Selection of Business Opportunities

To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit the company will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. The Company will be dependent upon the owners of a business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes.

Because the Company may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that the Company will incur further risks, because management in many instances will not have proved its abilities or effectiveness, the eventual market for such company's products or services will likely not be established, and such company may not be profitable when acquired.

It is anticipated that the Company will not be able to diversify, but will essentially be limited to one such venture because of the Company's limited financing. This lack of diversification will not permit the Company to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase the Company's securities.

It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete acquisitions without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires.

The analysis of business opportunities will be undertaken by or under the supervision of the Company's officers and directors, who are not professional business analysts. Since Company management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid.

The Company anticipates that it will consider, among other things, the following factors:

1. Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

2. The Company's perception of how any particular business opportunity will be received by the investment community and by the Company's stockholders;

3. Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable the securities of the Company to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15c2-6 recently adopted by the SEC.

4. Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

5.     The extent to which the business opportunity can be advanced;

6. Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

7. Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

8. The cost of participation by the Company as compared to the perceived tangible and intangible values and potential; and

9. The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Potential investors must recognize that, because of our officers and directors' limited capital available for investigation and management's limited experience in business analysis, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

The Company is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Prior to making a decision to participate in a business opportunity, the Company will generally request that it be provided with written materials regarding the business opportunity containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or services marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, produced within a reasonable period of time not to exceed 60 days following completion of a merger transaction; and other information deemed relevant.

As part of the Company's investigation, the Company's executive officers and directors may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the officers and directors' limited financial resources and management expertise. The Company does not intend to raise any operating capital by implementing private placements of restricted stock and/or public offerings of its common stock.

It is possible that the range of business opportunities that might be available for consideration by the Company could be limited by the impact of SEC regulations regarding purchase and sale of "penny stocks." The regulations would affect, and possibly impair, any market that might develop in the Company's securities until such time as they qualify for listing on NASDAQ or on another exchange which would make them exempt from applicability of the "penny stock" regulations.

In regard to the possibility that the shares of the Company would qualify for listing on NASDAQ, the current standards include the requirements that the issuer of the securities that are sought to be listed have total shareholder's equity of at least $5,000,000. Many, and perhaps most, of the business opportunities that might be potential candidates for a combination with the Company would not satisfy the NASDAQ listing criteria.

Company management believes that various types of potential merger or acquisition candidates might find a business combination with the Company to be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders, acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process. Acquisition candidates which have a need for an immediate cash infusion are not likely to find a potential business combination with the Company to be an attractive alternative.

Form of Acquisition

It is impossible to predict the manner in which the Company may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of the Company and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of the Company and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements. The Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require the merger, consolidation or reorganization of the Company with other corporations or forms of business organization, and although it is likely, there is no assurance that the Company would be the surviving entity. In addition, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, the

Company's existing directors may resign and new directors may be appointed without any vote by stockholders.

Under Colorado law, the stockholders of a corporation are not entitled to vote with respect to a stock issuance transaction that does not involve a statutory merger, even if the transaction will result in a change in control. We presently intend to structure a business combination as an exchange of stock in our company for the assets or outstanding stock of a target. Since we do not intend to conduct a statutory merger or share exchange with a target, we do not intend to seek prior stockholder approval of the terms of a proposed business combination.

Management may actively negotiate or otherwise consent to the purchase of any portion of their common shares as a condition to or in connection with a proposed merger or acquisition transaction.

It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete acquisitions without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of Common Stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest (i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization.

If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, the Company's current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such reorganization. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in the Company by the current officers, directors and principal shareholders.

Rule 419 will not give stockholders voting rights that they do not otherwise possess under Colorado law. If we successfully negotiate a business combination, the transaction will be presented to our stockholders as an integrated whole. Each donee will then be required to make an independent decision about whether he wants to remain a stockholder. If the requisite percentage of donees does not reconfirm their subscriptions in writing, we will not close a proposed business combination.

It is anticipated that any new securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that might develop in the Company's securities may have a depressive effect upon such market.

Operating within the parameters of Rule 145 of the Securities Act, the Company may attempt to rely on any of the following exemptions from registration under the Act:

	1. Section 4(2) of the Act;
	2. Section 4(6) of the Act;
	3. Section 3(a)1/ Rule 147 of the Act;
	4. Section 3(a)(10) of the Act;

	5. Rule 504, Regulation D of the Act;
	6. Rule 505, Regulation D of the Act; and
	7. Rule 506, Regulation D of the Act.

The Company will participate in a business opportunity only after the negotiation and execution of a written agreement. Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms.

As a general matter, the Company anticipates that it, and/or its officers and principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. Such a letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither the Company nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed. Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable.

Investment Company Act and Other Regulation

The Company may participate in a business opportunity by purchasing, trading or selling the securities of such business. The Company does not, however, intend to engage primarily in such activities. Specifically, the Company intends to conduct its activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940 (the "Investment Act"), and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

Section 3(a) of the Investment Act contains the definition of an "investment company," and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items). The Company intends to implement its business plan in a manner which will result in the availability of this exception from the definition of "investment company." Consequently, the Company's participation in a business or opportunity through the purchase and sale of investment securities will be limited.

The Company's plan of business may involve changes in its capital structure, management, control and business, especially if it consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since the Company will not register as an investment company, stockholders will not be afforded these protections.

An acquisition made by the Company may be in an industry which is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

The Company expects to encounter substantial competition in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than the Company and will therefore be in a better position than the Company to obtain access to attractive business opportunities. The Company also will experience competition from other public "blind pool" companies, many of which may have more capital available than does the Company.

We will remain an insignificant player among the firms that engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a large number of other small public, blank check companies located throughout the United States.

Business Diversification is Unlikely

Under Rule 419, we will be required to file our post-effective amendment and deliver a final prospectus to investors as soon as we agree to a business combination where the valuation of the business to be acquired exceeds $1,568,000, calculated as 80% of the offering proceeds from the sale of the maximum number of shares registered in each of the public offerings contemplated hereby. Since we intend to issue shares in connection with a business combination, any substantial acquisition will probably result in a change in control. Therefore, we will probably not be in a position to make multiple acquisitions.

More than likely, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on our future business. In addition, by consummating a business combination with a single entity, the prospects for our success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, we cannot assure you that our future operations will prove to be commercially viable.

Valuation of Targets

Our board of directors intends to apply established metrics that are generally used in the financial community to determine the value of a target and negotiate the terms of a business combination. Our board of directors will ordinarily begin its evaluation of a target using the following objective factors, among others:

     o    The target's actual and projected sales.

     o    The target's actual and projected results of operations.

     o    The target's actual and projected cash flows.

     o    The historical book value of the target's assets.

     o    The historical accounting policies used by the target.

In most cases, our board of directors will also consider a variety of subjective factors that can have a positive or negative impact on valuation decisions, including:

     o    Overall competitive conditions in the target's industry.

     o    The target's competitive position within its industry.

     o    The relative risks of the target's development plans.

     o    The market capitalization of similarly situated public companies.

     o The relative strengths and weaknesses of the target, compared with similarly situated public companies.

Based on their analysis, our board of directors will reach a conclusion concerning the fair market value of a target. It will then attempt to negotiate a business combination that maximizes stockholder value. The board of directors may retain independent experts to assist in the evaluation of a target but it is not required to do so.

The valuation of a prospective target is an inherently subjective process that is subject to a substantial degree of risk and uncertainty. Our officers and directors are not experts in investment banking or the evaluation of businesses. We can give you no assurance that our officers and directors will be able to accurately assess the fair market value of a particular target. We can give you no assurance that our officers and directors will be able to negotiate a business combination on terms that are advantageous to our stockholders. If a business combination is concluded, we can give you no assurance that the stock of the combined companies will ever achieve a market price that is in line with the value determined by our board of directors.

Finders' Fees

We will have no cash resources that can be used to pay finders' fees. Moreover, the shares to be issued in connection with the business combination and founders' shares are the only shares of stock that will be available in connection with a transaction. If cash finders' fees are paid, they will reduce the cash resources of the combined companies. If stock-based finders' fees are paid, they will reduce the number of shares that would otherwise be allocated to the owners of a target. Under these circumstances, we believe the owners of the target should make all decisions respecting the payment of finders' fees. Therefore, we will not agree to pay any finder's fees or similar compensation without the consent of the target.

We will not pay finders' fees, commissions or similar compensation to any of our officers or their respective affiliates. We will not pay any finders' fees, commissions or similar compensation to persons who are not duly licensed broker-dealers without first obtaining an opinion of qualified legal counsel that such registration is not required under circumstances. The prospectus for our reconfirmation offering will include detailed disclosure of all agreements involving the direct or indirect payment of finders' fees, commissions or similar compensation.

No Right to Approve Specific Terms

We do not intend to provide information to our stockholders regarding the potential targets being considered by our management. Our officers and directors will have the executive and equity voting power to unilaterally approve all corporate actions until we negotiate a business combination. As a result, investors in this offering will have no effective voice in decisions made by our management and will be entirely dependent on our management's judgment in the selection of a target and the negotiation of the specific terms of a business combination.

Under Colorado law, the stockholders of a corporation are not entitled to vote with respect to a stock issuance transaction that does not involve a statutory merger, even if the transaction will result in a change in control. We presently intend to structure a business combination a voluntary exchange of stock in our Company for the assets or outstanding stock of a target. Since we do not intend to conduct a statutory merger or share exchange with a target, we do not intend to seek prior stockholder approval of the terms of a proposed business combination.

Rule 419 will not give stockholders voting rights that they do not otherwise possess under Colorado law. If we successfully negotiate a business combination, the transaction will be presented to our stockholders as an integrated whole. Each donee will then be required to make an independent decision about whether he wants to remain a stockholder. Donees who do not confirm their intent to remain stockholders of our Company will automatically have their certificates surrendered to their respective donor. If a sufficient number of donees and shareholders reconfirm their subscriptions, we will proceed to a closing of the business combination.

Rule 419 does not require that a fixed or predetermined percentage of the shareholders in this offering reconfirm their subscriptions. Instead, Rule 419 leaves that issue to negotiations between our Company and the target. Since the shares on deposit in the Rule 419 escrow are not expected to be sufficient to finance the ongoing operations of the combined companies, it is possible that the target will decide that the number of shareholders is relatively unimportant part of the overall transaction. Under these circumstances, a proposed business combination could provide for a relatively low reconfirmation threshold. Under those circumstances, shareholders will not necessarily be able to rely on the collective business judgment of a large number of investors in making their reconfirmation decisions.

Employees

We presently have no employees. Our officers and directors are engaged in outside business activities, and the amount of time each will devote to our business will only be between two (2) and ten (10) hours per week. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs or until a successful acquisition of a business has been completed.

Facilities

We are presently using the office of our advisor, Broad Street Investment Management, LLC, as our office, an arrangement which we expect to continue until the completion of the reconfirmation offering. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of this offering.

Periodic Reporting and Audited Financial Statements

We have filed a Form SB-2 registration statement for this offering. We have also filed a Form 8-A registration statement to register our common stock under the Securities Exchange Act of 1934. Therefore, the combined companies will be subject to the reporting requirements of the Securities Exchange Act of 1934, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of Rule 419(f)(1) the combined companies will furnish stockholders audited financial statements for the first full fiscal year of operations following consummation of a business combination.

We will not enter into a business combination agreement with a target that cannot have its financial statements audited in accordance with the requirements of Regulation S-X. In connection with our reconfirmation offering, we will deliver a final prospectus to investors that includes, among other things, audited financial statements for the target and pro forma financial information for the combined companies.
Nasdaq Listing Standards

We believe the most likely business combination structure will involve a transaction where we issue acquisition shares in exchange for the assets or the outstanding stock of the target. Upon the completion of a business combination transaction, we expect that the former stockholders of the target will own a controlling interest in the combined companies. We believe our existing stockholders will be better served if they retain relatively small interest in a large company, as opposed to a relatively large interest in a small company. The reasons for this belief are numerous. First, we believe that the ongoing costs and expenses associated with reporting under the 1934 Act can be a significant burden for a small company. Second, we believe that larger companies are more likely to prosper than smaller companies. Third, we believe that larger companies are better suited to shell transactions than small companies. Finally, we believe that a substantial business combination transaction will be required to satisfy the minimum entry standards for the Nasdaq Stock Market or a national stock exchange.

The following table summarizes the recently adopted quantitative listing standards for companies that want to list their securities on the Nasdaq Small Cap Stock Market:

                               Initial Listing         Continued Listing

Stockholder's Equity          $  5,000,000            $  2,500,000
         or
Market Capitalization         $ 50,000,000            $ 35,000,000
         or
Net Income from Continuing    $    750,000            $    500,000
Operations (in latest fiscal
year or in 2 out of 3 last
fiscal years)

         and

Public Float (shares)         $  1,000,000            $    500,000

         and

Market Value of Public Float  $  5,000,000            $  1,000,000

         and

Minimum Bid Price             $       5.00/share      $       1.00/share

         and

Market Makers                            3                       2

         and

Shareholders (Round Lot)               300                     300

         and

Operating History             1 Year or $50,000,000 Market Capitalization

Corporate Governance                   Yes                     Yes
-----------------------------

No Established Public Market

There has never been a public market for our shares. Donees will not receive their stock certificates or be permitted to sell our shares until we comply with the requirements of Rule 419 and complete a business combination. After the completion of a business combination, we expect that the shares of the combined companies will be eligible for quotation on the OTC Bulletin Board, an automated inter-dealer quotation system for equity securities operated by the NASD. There is no assurance that an active trading market will develop for the stock of the combined companies. If a public market for the shares develops, it is likely to be illiquid and volatile. If large quantities of the shares are offered for sale at the same time, it will be difficult to maintain a stable market and the price is likely to fall.


                                   MANAGEMENT

Officers and Directors

The following table identifies our directors and executive officers.


Name                     Age            Position

Douglas A. Dyer          43             President and Treasurer

James H. Brennan, III    51             Executive Vice President, Director

Mark T. Thatcher         37             General Counsel, Director

Michael P. Toups         36             Secretary, Director

Leon H. Toups            63             Director

David H.  Voth           47             Director

The directors named above will serve until the first annual meeting of the Company's stockholders. Thereafter, directors will be elected for three-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the directors and/or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

The directors and officers of the Company will devote their time to the Company's affairs on an "as needed" basis. As a result, the actual amount of time which they will devote to the Company's affairs is unknown and is likely to vary substantially from month to month.

The following is a brief account of the business experience of each of our directors and executive officers.

James H. Brennan, III-

Mr. Brennan is a Founding Partner of Brennan Dyer and Co, LLC, a Chattanooga, Tennessee based Investment Banking and Venture Capital firm. He has 25 years of experience in the securities industry, having been previously affiliated with Dean Witter, Robinson Humphrey and Raymond James and Associates.
Mr. Brennan has worked with dozens of small, early-stage companies in the fields of healthcare, biotechnology, manufacturing and communications, assisting these companies in the design and implementation of their financing programs. These programs have included private placements, as well as both initial and secondary public offerings underwritten by NYSE member firms.

Mr. Brennan attended Auburn University, obtaining a B.S. Degree in Industrial Engineering, where he played on the varsity golf team, was elected to numerous academic, fraternal and leadership honoraries, and was named as one of the top ten senior men his final year there. He then attended the Darden School at the University of Virginia, obtaining an MBA degree.

Mr. Brennan has remained active in University and Fraternal Alumni organizations, local civic and charitable groups, as well as serving as a Director of the Southern Golf Association for the past 14 years.

Douglas A. Dyer-

Mr. Dyer has been a member of Brennan, Dyer and Co, LLC since 1994. He has more than 20 years of experience in the financial services industry, having served as Vice-President of Commerce Union Bank in Chattanooga, then being affiliated with Raymond James and Associates as a Vice-President, specializing in small and micro-cap investments.

Mr. Dyer attended the University of Tennessee at Chattanooga, obtaining a B.S. Degree in Finance, and is active local civic, charitable and University organizations. He has recently served as the President of the Classic 150, an organization responsible for attracting and funding regional and national sporting events in the Chattanooga area.

Mark T. Thatcher, Esq., J.D./M.B.A--

Mr. Thatcher has participated as a business and legal advisor for a number of public and privately held companies. He has been retained for federal and state securities compliance, venture capital analysis, public and private mergers and acquisition execution and corporate reorganization/restructuring planning. He has served as general counsel to both AMEX and NASDAQ issuers. Mr. Thatcher has guided six "start-up" companies from a position of limited revenue to an aggregate market capitalization of over $500,000,000. In 1999, he joined the Providence law firm of Nadeau & Simmons, P.C. in an "of-counsel" capacity. He is an honorary member of Alpha Kappa Delta and Sutton Award candidate.

Mr. Thatcher attended the University of Denver where he earned his law degree and masters in business administration. He is presently a member of the State Bar of Colorado; Court of Appeals, District of Columbia; Committee Member of the Business and/or Securities Sections/Forums, Colorado, Washington, D.C. and American Bar Association; Member of the International Society of Business Law; and Member of the Federal Bar Association.

Leon H. Toups

Mr. Toups was a co-founder of EarthFirst Technologies, Inc. in 1997 and served as Chairman, President, and CEO until 2000. The company was subsequently sold and Mr. Toups served as Executive VP for Research and Development and as an advisor to the Chairman through the end of 2001. EarthFirst is an environmental solutions and alternative fuel development company trading publicly under the symbol "EFTI". Mr. Toups organized the company from a start-up including implementation of all operations, as well as completing several rounds of financing from private and institutional investors.

From 1980 to present, Mr. Toups has served as President and Chairman of an operational and consulting firm working with entrepreneurial enterprises.
Prior thereto, from 1973 to 1980, Mr. Toups was employed by Chromalloy American Corporation, where he served in several capacities, first as President of Chromalloy Natural Resources Company, a diversified oil and gas division, and then as President, COO, as well as Board Member and as a Member of the Executive Committee of Chromalloy American. Chromalloy was an international conglomerate with over a billion dollars in sales in the industry segments of oil and gas, textile/apparel, consumer products, metal coating, transport-marine and farm and industrial equipment.

Chromalloy employed approximately 45,000 people worldwide and traded on the New York Stock Exchange. Mr. Toups' other past associations include Boeing Corporation from 1970 through 1973; NASA from 1965 through 1970; and the US Air Force from 1962 through 1964.

Mr. Toups holds the following degrees: BS Mechanical Engineering, Georgia Tech; MS Mechanical Engineering, Georgia Tech; MS Aerospace Engineering, University of Florida; and an EAA from MIT which he attended on a NASA Hugh Dryden Fellowship.

Michael P. Toups

Mr. Toups has over fifteen years of progressive experience in operations, finance and strategic planning with both public and private companies.
Mr. Toups currently serves as a Managing Partner of a Tampa based private boutique investment banking firm. He was previously a co-founder of EarthFirst Technologies, Inc. in 1997 and served as Vice President, CFO and Board Member until 2000. The company was subsequently sold and Mr. Toups served as an advisor to the Chairman through the end of 2001. EarthFirst is an environmental solutions and alternative fuel development company trading publicly under the symbol "EFTI". Mr. Toups organized the company from a start-up including implementation of all accounting, MIS, human resources and administrative function, as well as completing several rounds of financing from private and institutional investors.

Mr. Toups' other past professional experiences include, from 1992 through 1997; he served as VP, Finance and Operations, for an investment banking and operational consulting firm. From 1991 through 1992, Mr. Toups was the General Manager of Tampa Paper & Box Co., a paper goods and packaging materials distributor. From 1989 through 1991, Mr. Toups was a Corporate Loan Officer with Bank of America managing a diversified loan portfolio of over $66 million and received the EXCEL Award for outstanding sales achievement with over $35 million in new loans. While in graduate school in 1988, Mr. Toups participated in the Notre Dame Business Development Group which provided business advisory services to small businesses.

Mr. Toups received his BBA in Finance with a minor concentration in Speech Communications from Texas Christian University and later received his MBA with concentrations in Finance and Marketing from the University of Notre Dame.

David H. Voth

Mr. David Voth was most recently employed by an Atlanta based investment fund where he was Manager of Business Development. Prior to that position, Mr. Voth was employed with a private boutique investment banking firm as Manager of Private Corporate Finance. In that capacity, Mr. Voth was significantly involved in the establishment of the Private Issuer Practice whereby private companies were selected to participate in the process of achieving public status via a direct public registration or reverse merger. Mr. Voth currently serves as a Managing Partner of a Tampa based private boutique investment banking firm.

Previously, Mr. Voth was Brand Manager with Anheuser-Busch Entertainment Corporation, where he managed a $200,000,000 annual operating and advertising budget. He also held the office of President and Founder of the World Triathlon Corporation, owner of the IronMan Triathlon. In this capacity he developed and implemented complex licensing, sponsorship and endorsement agreements with various Fortune 100 companies, including Timex. The Timex IronMan Watch remains the largest selling watch in the world. During his tenure at IronMan, Mr. Voth also founded the IronMan Merchandising Corporation and IronMan Entertainment, winner of six Emmys.

Mr. Voth is also a Director and Co-Founder of the Challenge Group, an L.A. based sports and entertainment company, that owns the NFL Quarterback Challenge and NBA Who's Got Game Challenge. Mr. Voth continues to serve as President of Touchdown Productions, the rights holder of several syndicated sports television shows.

Mr. Voth received a B.A. in Marketing from the University of South Florida. Mr. Voth has over 20 years of experience in the development of successful corporate entities and has played key roles in creating strategic partnerships and negotiating complex transactions for clients in the private and public sectors.

Administration of Our Affairs

Our officers and directors have agreed to provide certain administrative services for our Company until we complete a business combination. Under this arrangement, they are authorized to:

(a) provide all necessary office facilities and equipment,

(b) provide all necessary clerical, support and accounting staff,

(c) manage our day-to-day operations,

(d) manage our administrative, accounting and reporting functions,

(e) assist in the investigation of potential targets, and

(f) provide administrative support services to our officers and directors in connection with their efforts to identify a suitable target and negotiate a business combination.

We believe that our officers and director's facilities and staff will be adequate for our needs until we complete a business combination or liquidate our Company.

Board Structure

Our certificate of incorporation provides that the board of directors may fix the number of directors by resolution. Our current board consists of six members. All of our current directors own more than 10% of our voting stock and were elected to the board in connection with the organization of our company. The initial terms of our current directors will expire on the date of our first annual meeting of stockholders, which is presently scheduled for June 11, 2003. Until we effect a business combination, the current members of our board will have sufficient voting power to re-elect themselves as directors without the approval or consent of the other stockholders.

We do not have an audit committee or a compensation committee. We do not intend to create an audit committee or a compensation committee until after the completion of a business combination.

Management's Prior Involvement in Shell Transactions

Other Public Shell Activities

The Company's President, Vice President and Treasurer have also recently formed other shell companies, Providence Capital I, II, III, IV, V, VI, VII, IX and X. Each of the persons who is currently a shareholder in the Company is also a shareholder in these other shell companies.

Providence Capital I, II, III, IV, V, VI, VII, IX and X were formed November 24, 1999, and filed a registration statement on Form 10-SB which became effective on or about May 31, 2000 as a result of lapse of time. There is not currently a market for resale of the outstanding shares of Providence Capital I, II, III, IV, V, VI, VII, IX and X.

The Company's President, Vice President and Treasurer have also participated in additional shell transactions, acting as advisors and consultants in connection with the business combination and various aspects of capital formation. A summary of additional shell transactions taking place within the past three (3) years is set forth as follows:


Name of combined      Leapfrog              Americas Power     Cytation        ATI Networks, Inc.
companies             Smart Products        Partners, Inc.     Corporation

Original name of      Albara Corporation    Oak Brook          Stylex          Waterford
the shell company                           Capital II, Inc.   Homes, Inc.     International, Inc.

Inactive since        Still Active          Still Active       Still Active    Still Active


Name of target        Leapfrog Smart        Americas Power     Cytation        ATI Networks, Inc.
company               Products, Inc.        Partners, Inc.     Corporation

Business of           Software              Energy Consulting  Web-Based       Digital GPS Tracking
combined companies    Engineering           and Project Mgmt.  Education       and Internet Solutions

Closing date          February, 2000        September, 1999    February, 1999  January, 1999

Cash Fees paid by     None                  $100,000           None            $40,000
target (1)(2)

Shares held by        792,000               378,000            1,200,000       125,000
original public
stockholders

Total Shares          None                  None               None            None
purchased by
founders

Shares issued to      292,000               480,000            378,000         200,000
(8)(9)
Founders and
her advisors

Shares issued to      7,650,000             9,250,000          8,050,000       5,010,000
target and its
advisors

OTC Symbol            FROG                  APPN               CYTA            ATIW

Trading since         February, 2000        January, 2000      February, 1999  April, 1999

Highest sale price    $9.50                 $6.75              $13.75          $7.25

Lowest sale price     $0.25                 $0.01              $00.10          $0.10


Recent bid            $0.75                 $0.25              $00.01          $0.15

     (1) In connection with the prior transactions, the target and/or its principal stockholders paid cash M&A fees to certain officers and their affiliates.

     (2) The table does not include information on the profits received by our officers, their affiliates and her advisors from the resale of shares held by them. Given the nature of the relationships between our officers and their non-affiliated advisors, it would be impractical to provide such information.

In prior transactions, the stock of the combined companies has only qualified for listing on the OTC Bulletin Board or American Stock Exchange. In each of these transactions, the market prices have been highly volatile, and the markets have not been active, liquid or sustained. ATI Networks, Inc. has subsequently been de-listed from the OTC Bulletin Board for failure to file their required 1934 Act reports in a timely manner.

Even if we are successful in completing a business combination, it is likely that our ultimate business goal of achieving an active, liquid, stable and sustained public market for our common stock will not be achieved. Investors are encouraged to independently review the available public information, including SEC reports, press releases and historical trading data, on the prior transactions effected by our officers and directors.

Detailed information on our officers and director's activities with respect to these companies is included in the proxy statements and other SEC reports filed both before and after the business combinations. Additional information, including press releases and the trading history of these companies is available from other public sources. Investors are encouraged to independently review the available public information, including SEC reports, press releases and historical trading data, for the companies that were previously managed by certain of our officers and directors.

Conflicts of Interest

The officers and directors of the Company will devote only a small portion of their time to the affairs of the Company, estimated to be no more than approximately 20 hours per week. There will be occasions when the time requirements of the Company's business conflict with the demands of their other business and investment activities. Such conflicts may require that the Company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

Certain of the Company's officers and directors will promote all eight (8) "blank check" entities noted above and will use the vehicles in an ascending selection from Broad Street Investment Management I, Inc. to Broad Street Investment Management VIII, Inc. to justify placing a particular privately held entity into one of the "blank check" entities. Therefore, the first privately held entity that elects to consummate an acquisition or merger with one of the Broad Street Investment Management entities will be provided with Broad Street Investment Management I, Inc. Management does not intend to promote any other "blank check" entities until business combination transactions are completed on behalf of all eight (8) Broad Street Investment Management entities.

There is no procedure in place which would allow our officers and directors to resolve potential conflicts in an arms-length fashion. Accordingly, they will be required to use their discretion to resolve them in a manner which they consider appropriate.

The Company's officers and directors may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by the Company's officers and directors which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to the Company's officers and directors to acquire their shares creates a potential conflict of interest for them in satisfying their fiduciary duties to the Company and its other shareholders. Even though such a sale could result in a substantial profit to them, they would be legally required to make the decision based upon the best interests of the Company and the Company's other shareholders, rather than their own personal pecuniary benefit.

Shareholders have certain rights with regards to the Company's management, in the event of breaches of certain obligations including loyalty and the misappropriation of a corporate opportunity. Shareholders may seek remedies under several provisions of the 1933 and 1934 acts.
Sections 11 and 12 of the '33 Act help safeguard investors against materially false statements in Registration Statements (section 11);
and against materially false statements in prospectuses and other communications (section 12). Remedies available under these sections include the reimbursement to the investor, by the company, of the consideration paid for the security minus any gain received thereupon. Investors are also protected by section 10(b) of the '34 Act, which proscribes manipulative or deceptive practices in connection with the purchase or sale of a security; and by section 14(e) of the '34 Act, which proscribes material misstatements in connection with proxies. As many states, including Colorado, have securities laws modeled after the '33 and '34 Acts, remedies may be available under state law as well. In any case, lawsuits under section 11 of the '33 Act may be brought "at law or in equity, in any court of competent jurisdiction".

It is anticipated that the Company's President may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, the Company's President and may consider his own personal pecuniary benefit rather than the best interests of other Company shareholders, and the other Company shareholders are not expected to be afforded the opportunity to approve or consent to any particular stock buy-out transaction.

Indemnification of Officers and Directors

As permitted by Colorado law, the Company's Articles of Incorporation provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Exclusion of Liability

Pursuant to the Colorado Business Corporation Act, the Company's Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Colorado Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

Board of Directors

Colorado provides that a corporation's board of directors may be divided into various classes with staggered terms of office.
Our directors are elected for a term of three years and until their successors are elected and qualified.

Number of Directors

Our board of directors currently consists of six directors.
The number of directors on our board may only be changed by a vote of a majority of our directors, subject to the rights of the holders of any outstanding series of our Company's preferred stock to elect additional directors.

Removal of Directors

Our directors, or the entire board, may be removed for cause by the affirmative vote of the holders of at least 50% of the outstanding shares of common stock entitled to vote in the election of directors, voting as a single class and subject to the rights of the holders of any outstanding series of our Company's preferred stock.

Filling Vacancies on the Board of Directors

Any newly created directorships in our board of directors, resulting from any increase in the number of authorized directors or any vacancies, may be filled by a majority of the remaining members of such board of directors, even though less than a quorum, or in the case of our Company, by a sole remaining director, subject to the rights of holders of any outstanding series of preferred stock.
Newly created directorships or decreases in directorships in our board of directors are to be apportioned among the classes of directors so as to make all classes as nearly equal in number as practicable, provided that no decreases in the number of directors in our board of directors may shorten the term of any director then in office.

To the extent reasonably possible, any newly created directorship will be added to the class of directors whose term of office is to expire at the latest date following the creation of that directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Any newly eliminated directorship will be subtracted from the class whose office is to expire at the earliest date following the elimination of the directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Ability to Call Special Meetings

Special meetings of our Company's stockholders may be called by our board of directors, by affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies, or by the Chief Executive Officer.

Advance Notice Provisions for Stockholder Nominations and Proposals

Our bylaws allow stockholders to nominate candidates for election to the board of directors at any annual or any special stockholder meeting at which the board of directors has determined that directors will be elected.
In addition, the bylaws allow stockholders to propose business to be brought before any annual stockholder meeting. However, nominations and proposals may only be made by a stockholder who has given timely written notice to the Secretary of our Company before the annual or special stockholder meeting.

Under our Company's bylaws, to be timely, notice of stockholder nominations or proposals to be made at an annual stockholder meeting must be received by the Secretary of our Company no less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual stockholder meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual stockholder meeting, notice will also be timely if delivered within 10 days of the date on which public announcement of the meeting was first made by our Company.

In addition, if the number of directors to be elected is increased and no public announcement is made by us naming all of the nominees or specifying the size of the increased board of directors at least 70 days before the first anniversary of the preceding year's annual meeting, or, if the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the preceding year's annual meeting, at least 70 days before the annual meeting, a stockholder's notice will be considered timely, with respect to the nominees for any new positions created by the increase, if it is delivered to the Secretary of our Company within 10 days of the date on which public announcement of the meeting was first made by us.

Under our bylaws, to be timely, notice of a stockholder nomination to be made at a special stockholder meeting must be received no less than 60 days, nor more than 90 days, before a special meeting at which directors are to be elected or within 10 days of the date on which public announcement of the special meeting was first made by our Company.

A stockholder's notice to us must set forth all of the following:

- all information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required by applicable law, relating to any person that the stockholder proposes to nominate for election or re-election as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected

- a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting that business at that meeting and any material interest of the stockholder in the business proposed

- the stockholder's name and address as they appear on our books and the class and number of shares which are beneficially owned by the stockholder

- The chairman of our stockholder meeting will have the power to determine whether the nomination or proposal was made by the stockholder in accordance with the advance notice procedures set forth in our bylaws.

- If the chairman determines that the nomination or proposal is not in compliance with advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

               EXECUTIVE COMPENSATION OF OFFICERS AND DIRECTORS

At inception of the Company, the officers and directors received 1,500,000 shares of Common Stock valued at $0.001 (par value) per share in consideration for pre-incorporation services rendered to the Company related to investigating and developing the Company's proposed business plan and capital structure, and completion of the incorporation and organization of the Company. In previous "blank-check" corporate transactions, Mr. Thatcher, Mr. Brennan and Mr. Dyer received shares of the target companies for pre-incorporation and business development services, but received no other legal or consulting fees from these companies. No officer or director has received any other remuneration.
Although there is no current plan in existence, it is possible that the Company will adopt a plan to pay or accrue additional compensation to its officers and directors for services related to seeking business opportunities and completing a merger or acquisition transaction. The Company is contemplating the adoption of a compensatory stock-option plan for the benefit of directors and/or officers or other employees, and the Board of Directors may recommend adoption of such program in the foreseeable future.

It is possible that, after the Company successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or more members of the Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with the Company and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of the Company's Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Company's Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.

No member of management of the Company will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein. Also, there are no plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities by the Company prior to the location of an acquisition or merger candidate.

Incentive Stock Plan

Our founders adopted our 2002 Compensatory Stock Plan in connection with their organization of our company. Under the terms of the plan, we are authorized to grant incentive awards for an indeterminate number of shares that will be equal to the lesser of 1,000,000 shares, or 10% of our outstanding common stock immediately after the closing of a business combination. No incentive awards have been granted under the plan at the date of this prospectus and no incentive awards can be granted until after the closing of a business combination. No incentive awards may be granted to any person who has received compensation shares unless that person subsequently becomes a full-time employee of the combined companies.

The plan allows the combined companies to grant incentive awards to full-time employees, and the full-time employees of any future subsidiaries who are not eligible to receive awards under the terms of any employment contract or specialty plan adopted by us in the future. Except for the requirement that all participants be full-time employees, we will have absolute discretion in deciding who will receive awards and the terms of such awards.

The plan will allow the combined companies to grant (i) incentive stock options, (ii) non-qualified stock options, (iii) shares of restricted stock,
(iv) shares of phantom stock, and (v) stock bonuses. In addition, the plan will allow the combined companies to grant cash bonuses payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of our common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant or five years in the case of an individual owning more than 10% of our common stock. The aggregate fair market value determined at the date of the option grant, of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year, shall not exceed $100,000.

After the closing of a business combination, it will be necessary to appoint a compensation committee to administer the plan. In general, the committee that administers the plan must consist two or more directors, each of whom shall be a "non-employee director" as defined in Securities and Exchange Commission Rule 16b-3(b)(3). The committee will decide which employees will receive incentive awards, the type of award to be granted and the number of shares covered by the award. The committee will also determine the exercise prices, expiration dates and other material features of any inventive awards granted under the plan. The committee may, in its sole discretion, (i) accelerate the date when an option becomes exercisable, (ii) accelerate the date when share of restricted stock or phantom stock vests, (iii) waive any conditions on the vesting of restricted stock grants, and (iv) grant new awards in exchange for previously granted awards.

The committee will be authorized to interpret the terms of the plan and to adopt any administrative rules and procedures it deems necessary. All decisions of the committee are final and binding on all parties. We will indemnify each member of the committee for actions taken in connection with the administration of the plan, unless such action was taken in bad faith, or without reasonable belief that it was in our best interest.

Our board of directors may adopt administrative amendments to the plan without stockholder consent. The board of directors may not, however, (i) increase the number of shares subject to the plan, (ii) materially increase the benefits accruing to individual holders of incentive awards, or (iii) materially modify the eligibility requirements.

Director Compensation

The directors of our Company, who are all executive officers as well, are not compensated for serving.

Limitation of Liability and Indemnification

Our Articles of Incorporation provide that a director of our Company shall not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) for any breach of the director's duty of loyalty to the Company or its shareholders,

(ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law,

(iii) for any unlawful distribution as set forth in the Colorado Model Business Corporation Act of Colorado; or

(iv) for any transaction from which the director derived an improper personal benefit. These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors.

While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief is not eliminated.

                             PRINCIPAL STOCKHOLDERS

The following table contains information on the beneficial ownership of our common stock at June 30, 2002; as adjusted to reflect the transfer of 310,000 shares to the donees; and as further adjusted to reflect the issuance of 8,250,000 shares and the potential resale of 1,240,000 founders' shares in connection with a business combination. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them. The table identifies:

     o Each person known by us to be the owner of more than 5% of the outstanding shares of common stock.

     o    Each of our officers and directors.

     o    All our officers and directors as a group.


Name and Address          Before This Offering      After This Offering (1)   After Combination (2)
of Beneficial Owner       Shares        Percent     Shares        Percent     Shares       Percent


Douglas A Dyer(3)           250,000       16.13%      200,000       12.90%      200,000      2.04%

James H. Brennan, III(3)    250,000       16.13%      200,000       12.90%      200,000      2.04%

Mark T. Thatcher(3)         250,000       16.13%      200,000       12.90%      200,000      2.04%

Michael P. Toups(4)         250,000       16.13%      200,000       12.90%      200,000      2.04%

Leon H. Toups(4)            250,000       16.13%      200,000       12.90%      200,000      2.04%

David H. Voth(4)            250,000       16.13%      200,000       12.90%      200,000      2.04%


All Officers and
Directors as a group
(six persons)             1,500,000      100.00%    1,200,000       77.42%     1,200,000    12.24%


     (1) Assumes that each officer will gift 50,000 shares to 50 donee shareholders.

     (2) Assumes that all 1,200,000 founders' shares will be held for investment subsequent to completion of business combination with target.

     (3)  735 Broad Street, Suite 218, Chattanooga, TN  37402.

     (4)  P.O. Box 22491, Tampa, Florida 33622.

Each of the Company's officers may be deemed to be a "promoter" of our Company as that term is defined in Rule 12b-2 of the General Rules of the SEC promulgated under the 1934 Act.

Management has no plans to issue any additional securities to management, promoters or their affiliates or associates and will do so only if such issuance is in the best interests of shareholders of the Company and complies with all applicable federal and state securities rules and regulations.

Although the Company has a very large amount of authorized but unissued common and preferred stock that may be issued without further shareholder approval or notice, it is the intention of the Company to avoid inhibiting certain transactions with prospective acquisition or merger candidates, based upon the perception by such candidate that they may be engaged in a rapidly expanding industry (i.e. Technology) and cannot afford to proxy shareholders each time their management needs to authorize additional shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the organization of our Company, each of our founders purchased 250,000 shares of common stock at a price of $0.001 (par value) per share in connection with advisory and consulting services rendered.

With respect to financial and other information relating to the Company, Broad Street Investment Management, LLC, whose address is 735 Broad Street, Suite 218, Chattanooga, Tennessee 37402 will file annual and periodic reports with the SEC pursuant to the 1934 Act. Copies of such reports may be inspected by anyone without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, and copies may be obtained from the SEC at prescribed rates. In addition, the Company will provide without charge, upon the request of any stockholder, a copy of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, to be filed with the SEC. Any such requests should be directed to the President of the Company, address 735 Broad Street, Suite 218, Chattanooga, Tennessee 37402.

The Company maintains a business address at the office of its advisor. As a result, it pays no rent and incurs no expenses for maintenance of an office and does not anticipate paying rent or incurring office expenses in the future.

Although management has no current plans to cause the Company to do so, it is possible that the Company may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Common Stock held by the Company's current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to the Company's current stockholders, or requiring the future employment of specified officers and payment of salaries to them.

It is more likely than not that any sale of securities by the Company's current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition involving the Company would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

All transactions between us and any of our officers or their respective affiliates will be on terms that we believe are no less favorable than the terms that could have been negotiated with unaffiliated third parties. All related party transactions will require prior approval from a majority of our disinterested directors.


                            DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $0.001, and 50,000,000 shares of preferred stock, par value $0.001. As of the date of this prospectus, 1,550,000 shares of common stock are outstanding, held of record by 7 persons. No shares of preferred stock are currently outstanding.

After the completion of a business combination, we will have at least
40,000,000 shares of authorized and unissued common stock and 50,000,000 shares of authorized and unissued preferred stock. These authorized and unissued shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision to issue additional shares will reduce the percentage of our stockholders' equity held by the purchasers of the shares and could result in dilution of our net tangible book value.

The following is a summary of the principal attributes of the share capital of our Company.

Common Shares

The rights, privileges, restrictions and conditions attached to the common shares are as follows:

Voting

Holders of our common shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of our Company, except meetings of holders of another class of shares. Each common share shall entitle the holder thereof to one vote.

Dividends

Subject to the preferences accorded to holders of preferred shares and any other shares of the Company ranking senior to the common shares from time to time with respect to the payment of dividends, holders of common shares shall be entitled to receive, if, as and when declared by the board of directors, such dividends as may be declared thereon by the board of directors from time to time.

Liquidation, Dissolution or Winding-Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of our Company, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, such event referred to herein as a "Distribution", holders of common shares shall be entitled, subject to the preferences accorded to holders of the preferred shares and any other shares of the Company ranking senior to the common shares from time to time with respect to payment on a Distribution, to share equally, share for share, in the remaining property of the Company.

Preferred Shares

Our articles of incorporation provide that the board of directors is authorized to provide for the issuance of shares of undesignated preferred stock in one or more series, and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

The number of authorized shares of our Company undesignated preferred stock may be increased by the affirmative vote of the holders of a majority of our Company's common stock, without a vote of the holders of preferred stock, unless their vote is required pursuant to the terms of any preferred stock then outstanding. The number of authorized shares of undesignated preferred stock of our Company may be reduced or eliminated by the affirmative vote of the holders of 80% of the outstanding capital stock entitled to vote in the election of directors, voting together as a single class.

Attributes

Subject to the filing of Articles of Amendment in accordance with the Act, the board of directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attached to each series of preferred shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, cumulative or non-cumulative), if any.

Liquidation

In the event of a Distribution, holders of each series of preferred shares shall be entitled, in priority to holders of common shares and any other shares of our Company ranking junior to the preferred shares from time to time with respect to payment on a Distribution, to be paid ratably with holders of each other series of preferred shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

Dividends

The holders of each series of preferred shares shall be entitled to dividends. Our Company has never paid any dividends on its common shares and intends to retain its earnings to finance the growth and development of our business and does not expect to pay dividends in the near future. The board of directors of our Company will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered relevant.

Restrictions on Transfer

Donees will not be able to sell, pledge or otherwise transfer gift shares, or any interest therein, until we have completed our reconfirmation offering and the escrow agent has released the certificates deposited in the Rule 419 escrow. Purchasers of founders' shares will not obtain marketable title to their shares until we have closed a business combination and they have paid the consideration required by the underlying agreements.

Each donee and each purchaser of founders' shares will be required to retain ownership of at least 100 shares until the earlier of nine months after the completion of a business combination or the listing of the combined companies' stock on Nasdaq. When our stock certificates are released from the Rule 419 escrow, each donee and each purchaser of founders' shares will receive two certificates: one for 100 shares and a second for the balance. The certificate for 100 shares will be imprinted with a restrictive legend that describes the applicable limitations on transfer.

Affiliates of our Company under the Securities Act are persons who generally include individuals or entities that control, are controlled by, or are under common control with the Company and may include certain officers and directors of the Company as well as principal stockholders of the Company. Persons who are affiliates of the Company will be permitted to sell their shares of the Company only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such exemptions afforded by Section 4(1) or 4(2) of the Securities Act or Rule 144 thereunder.

Certain Protective Provisions

General

The articles and bylaws of our Company and the Colorado revised statutes contain certain provisions designed to enhance the ability of the board of directors to deal with attempts to acquire control of our Company. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts that have not been approved by the board of directors (including potential takeovers which certain shareholders may deem to be in their best interest) and may adversely effect the price that a potential purchaser would be willing to pay for our stock. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely effect the price of our common stock.

The following briefly summarizes protective provisions contained in the articles, the bylaws and the Colorado revised statutes. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of these provisions, and is qualified in its entirety by reference to our articles, bylaws and the provisions of the Colorado revised statutes.

Amendment of Articles of Incorporation

Under Colorado law, articles of incorporation of a Colorado corporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's articles of incorporation.

Our articles of incorporation provides that the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock of our Company entitled to vote in the election of directors, voting together as a single class, will be required to reduce or eliminate the number of authorized shares of common stock or preferred stock, or to amend, repeal or adopt any provision inconsistent with the provisions of the articles of incorporation which deal with the following:

- undesignated preferred stock

- matters relating to the board of directors, including number of members, board classification, vacancies and removal

- the powers and authority expressly conferred upon the board of directors

- the manner in which stockholder action may be effected

- amendments to bylaws

- business combinations with interested stockholders of our Company

- indemnification of officers and directors of our Company

- the personal liability of directors to our Company or its stockholders for breaches of fiduciary duty

- the amendment of our Company's articles of incorporation

Amendment of Bylaws

Under Colorado law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its articles of incorporation, confer such power upon the board of directors. The stockholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated such power.
Our board of directors is expressly authorized to adopt, amend and repeal the bylaws by an affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies.

Our bylaws may also be adopted, amended and repealed by the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.

Limitation of Liability of Directors

The Colorado revised statutes permits a corporation to include a provision in its articles of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Our articles of incorporation include such a provision to the maximum extent permitted by law.

While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate that duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his duty of care.

Indemnification of Directors and Officers

The Colorado revised statutes permit a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Our articles of incorporation and bylaws provide that any person who was or is a party or is threatened to be a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of either of us as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, and held harmless by each of us to the fullest extent permitted by the Colorado revised statutes. The indemnification rights conferred by each of us are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, our articles of incorporation or bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

In addition, each of us is authorized to purchase and maintain insurance on behalf of its directors and officers.

Additionally, each of us may pay expenses incurred by our directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However, such payment will be made only if we receive an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us, as authorized by our articles of incorporation and bylaws.

Transfer Agent

The Company is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for the Company's securities. Since the Company does not currently expect any public market to develop for its securities until after it has completed a business combination, it does not currently anticipate that it will seek to employ a independent transfer agent until it has completed such a transaction.

Reports to Stockholders

The Company plans to furnish its stockholders with an annual report for each fiscal year containing financial statements audited by its independent certified public accountants. In the event the Company enters into a business combination with another company, it is the present intention of management to continue furnishing annual reports to stockholders. Additionally, the Company may, in its sole discretion, issue unaudited quarterly or other interim reports to its stockholders when it deems appropriate. The Company intends to comply with the periodic reporting requirements of the 1934 Act for so long as it is subject to those requirements.


                    INTEREST OF NAMED EXPERTS AND COUNSEL
                          IN REGISTRATION STATEMENT

Mark T. Thatcher, counsel to the Company, owns 250,000 shares of common stock of the Company. Such shares were issued as part of 1,500,000 founders' shares that were issued in connection with the formation of the Company on April 27, 2001.

No other expert named in this prospectus was paid on a contingent basis or had a material interest in our Company or any of its subsidiaries or was connected with our Company or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that a director shall not be personally liable to any of its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for the following:

(a) any breach of the director's duty of loyalty to our Company or its shareholders;
(b) acts or omissions not in good faith or which involve gross negligence intentional misconduct or a knowing violation of law;
(c) any unlawful distribution as set forth in the General Corporation Law of the State of Colorado; or
(d) any transaction from which the director derived an improper personal benefit.

These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief are not eliminated.

Our By-laws provide for indemnification of our Company's directors to the fullest extent permitted by law. The bylaws also permit our Company, through action of the board of directors, to indemnify the officers or employees to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Rule 144 and Shares Eligible for Future Sale

Upon the consummation of this Offering, the Company will have 9,800,000 shares of common stock outstanding. Only those shares registered for the accounts of certain Selling Shareholders will be freely tradable without restriction or further registration under the Securities Act, as amended, except for any shares purchased by an affiliate of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act, as amended. All of the remaining shares are deemed to be restricted securities, as that term is defined under Rule 144 promulgated under the Securities Act, as amended, in that such shares were issued and sold by the Company in private transactions not involving a public offering, all of which are subject to lock-up restrictions described below.

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

Prior to this Offering, there has been no market for the common stock and no prediction can be made as to the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair the Company's ability to raise capital through the sale of its equity securities.

Redistributions-Rule 144

Rule 144 of the Securities Act lists criteria under which restricted securities and securities held by affiliates or control persons may be resold without registration. The rule prevents the creation of public markets in securities when the issuers have not made adequate current information available to the public. Preliminary Note to Securities Act Rule 144. The requirements of Rule 144(b) through (i) include provisions that:

1) current public information be available regarding the issuer of the securities;

2) at least one year elapse between the time the securities are acquired from an issuer or affiliate and the date the securities are resold under the rule;

3) the amount of securities able to be sold is limited, depending on whether the sale is by an affiliate or not;

4) the securities be sold in brokers' transactions or with a market maker;

5) Commission Form 144 be filed depending on the size of the transaction; and

6) the person filing the form has a bona fide intention to sell the securities within a reasonable time.

Secondary Trading Exemptions:

The National Securities Markets Improvement Act of 1996 provides for exemptive provisions applicable to the status of secondary trading in the securities following subsequent distributions to additional shareholders as follows:

Section 18(b) of the Securities Act of 1933, i.e., Subsection
18(b)(1), 18(b)(2), 18(b)(3) and 18(b)4 defines a covered
security or federal covered security. Exempt from state regulation are

(1) investment companies registered under the Investment Company Act of 1940;

(2) certain securities listed on nationally-recognized stock exchanges;

(3) offers or sales made to qualified purchasers;

(4) certain transactions exempt from registration under the Securities Act of 1933;

(5) investment advisers with assets over $25,000,000; and

(6) Rule 506 offerings. States are still allowed to regulate smaller offerings, penny stocks, intrastate offerings, and certain limited offerings. Except for certain exchange-listed securities, the states may still require notice filings and have the power to require registration or suspend offerings for which notices have not been filed.

In particular, Section 18(b)(4)(A) provides that a security is a covered security with respect to a transaction that is exempt from registration pursuant to paragraph (1) or (3) of Section 4, and the issuer of such security files reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Section 4(1) of the Act exempts transactions by any person other than an issuer, underwriter, or dealer.

Section 4(3) of the Act exempts transactions by a dealer
(including an underwriter no longer acting as an underwriter in respect of the security involved in such transaction), except--

(A) transactions taking place prior to the expiration of 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter;

(B) transactions in a security as to which a registration statement has been filed taking place prior to the expiration of 40 days.

Based upon the foregoing, we believe that secondary trading opportunities may exist pursuant to Sections 18(b)(4)(A), 4(1), 4(3) or 4(4) of the Act, in the states referenced above, provided that the Company continues to timely files reports required under Section 13 or 15(d) of the Exchange
Act and effectuate any filings that may be required in each respective state listed above, if any.

Although the above information may provide secondary trading exemptions for shareholders, provided they sell in full compliance with Rule 144 of the Act, nonetheless, the Company must still timely file the reports required to be filed as prescribed by Section 13 or 15(d) of the Exchange Act and must file any required material with each respective state authority:

                 RECENT TRANSACTIONS IN UNREGISTERED SECURITIES

Unregistered Securities Issued or Sold Within One Year--
Recent Sales of Unregistered Securities.

The following transactions reflect the issuance during the previous two years of securities not registered under the Securities Act.

On April 27, 2001, the Company issued 1,500,000 restricted shares to its founding shareholders in connection with services rendered for pre-incorporation services. All such securities were issued to the shareholders of the Company with no broker-dealer or underwriter involved and no commissions paid to any person in respect thereto.

On June 1, 2002, the Company issued fifty thousand (50,000) shares of its $.001 par value common stock for services, rendered by a related party, valued at their fair market value of $50. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

All such sales were made in reliance on Section 4(2), 4(6) and/or Regulation D the Securities Act as transactions not involving a public offering. With regard to the reliance by the Company upon the exemption from registration provided under Section 4(2), 4(6) or Regulation D-Rule 506 of the Securities Act for the sales of securities disclosed above, inquiries were made by the Company to establish that such sales were qualified for exemption from the registration requirements.

Section 4(2) Sales

In particular, the Company confirmed that with respect to any exemption Claimed under section 4(2) of the Securities Act:

(i) Each purchaser referred to gave written assurance of investment intent and certificates for the shares sold to each purchaser bear a legend consistent with such investment intent and restricting transfer;

(ii) Sales within any offering were made to a limited number of United States citizens. No general solicitation to the public was made in connection with such sales;

(iii) Each purchaser represented in writing that they (or in the case of corporate investors) that their management are sophisticated investors;

(iv) Neither the Company nor any person acting on our behalf offered or sold the shares by means of any form of general solicitation or general advertising;

(v) No services were performed by any purchaser as consideration for the shares issued; and

(vii) The purchasers represented in writing that they acquired the shares for their own accounts.

The Company will continue to take the following action to ensure that a public re-distribution of the shares does not take place:

(i) a restrictive legend will be placed on each stock certificate issued in connection with the founder transactions;

(ii) stop transfer order instructions will be placed on each stock certificate issued in connection with the founder transactions; and

(iii) shareholders have been placed on notice that their securities will need to be sold in compliance with Rule
      144 of the Act, and may not be transferred otherwise.

                           MARKET FOR OUR COMMON STOCK

No public trading market exists for the Company's securities and all of its outstanding securities are restricted securities as defined in Rule 144. There were seven (7) holders of record of the Company's common stock on June 30, 2002. No dividends have been paid to date and the Company's Board of Directors does not anticipate paying dividends in the foreseeable future.

We have not issued any options or warrants to purchase, or securities convertible into, our common equity. The 1,550,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Generally, Rule 144 provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 1,550,000 outstanding shares held by our stockholders cannot be sold pursuant to Rule 144, but must be registered.

MARKET PRICE.  The Registrant's Common Stock is not quoted at the present time.

Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

NASD Regulatory Considerations

The National Association of Securities Dealers, Inc. (the "NASD"), which administers NASDAQ, has recently made changes in the criteria for initial listing on the NASDAQ Small Cap market and for continued listing. For initial listing, a company must have shareholder's equity of $5 million, market capitalization of $50 million or net income of $750,000 in the most recently completed fiscal year or in two of the last three fiscal years. For initial listing, the common stock must also have a minimum bid price of $4 per share, at least three market makers in its stock, and at least 300 round lot share-holders. In order to continue to be included on NASDAQ, a company must maintain $1,000,000 in shareholder's equity and a $1,000,000 market value of its publicly-traded securities. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share, as well as 300 round lot holders of the Company's securities.

The NASD requirements for small-cap listings are more stringent than those for the OTC BB (Over the counter Bulletin Board) listings. Listing as an OTC BB stock requires the filing of a Form 211 by a brokerage firm. Stocks traded OTC BB are required to have audited financial statements.

On October 7, 1998, the National Association of Securities Dealers,
Inc. ("NASD"), through its wholly-owned subsidiary, the Nasdaq Stock
Market, Inc. ("Nasdaq") submitted to the Securities and Exchange
Commission ("SEC" or "Commission"), pursuant to Section 19(b)(1) of the Securities Exchange Act of 1934 ("Exchange Act" or "Act") \1\ and Rule
19b-4 thereunder,\2\ proposed amendments to NASD Rules 6530 and 6540 to limit quotations on the OTC Bulletin Board- ("OTCBB") to the securities of issuers that are current in their reports filed with the SEC or other regulatory authority, and to prohibit a member from quoting a security on the OTCBB unless the issuer has made current filings, respectively.
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\1\ 15 U.S.C. 78s(b)(1).
\2\ 17 CFR 240.19b-4.
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The OTCBB provides a real-time quotation medium that NASD member firms can use to enter, update, and retrieve quotation information (including unpriced indications of interest) for equity securities traded over-the-counter that are neither listed on Nasdaq nor on a primary national securities exchange. Eligible securities include national, regional, and foreign equity issues, warrants, units, Direct Participation Programs
("DPPs") \6\ and American Depositary Receipts ("ADRs") \7\ not listed on any other U.S. national securities market or exchange. Unlike Nasdaq or registered exchanges where individual companies apply for listing on the market--and must meet and maintain strict listing standards--there are no listing standards for the OTCBB, and there currently is no requirement that issuers of securities on the OTCBB make current, publicly-available reports with the SEC or other regulator. In fact, over half of the companies that are currently quoted on the OTCBB are not subject to any public reporting requirements.
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\6\ DPP's are securities offerings that permit investors to directly participate in the cash flow and tax consequences of the underlying investments. DPPs provide for the "flow through" of tax results. Thus, gains and losses are taxed to the investor not the issuer of the security.
\7\ ADRs are receipts for shares of foreign corporations that are held by U.S. banks and bought and sold in the U.S. by investors, without utilizing overseas markets.
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The proposed rule change was approved and ordered in an effort to balance the benefits that the transparency of the OTCBB provides with the public need for information about the issuers being quoted. The NASD is concerned that where there is no public information available regarding a security, the broad-based automated display of quotations in that security creates an unjustified perception of reliability. While the NASD realizes that the new rule may result in the lack of real-time quotations for those securities that become ineligible for the OTCBB, it believes that this loss is outweighted by the benefit to investors who would, under the proposed rule, have access to information about the companies in which they may invest. In addition, transactions in securities ineligible for the OTCBB are still subject to real-time last sale trade reporting. These reports are publicly disseminated through market data vendors on a real-time basis.

To remain eligible for quotation on the OTCBB, an issuer must remain current in its filings with the SEC or applicable regulatory authority. A member is required to inform the NASD of the issuer's reporting schedule.

Once an issuer is delinquent in filing a required report (e.g., Form 10-K, Form 10-Q, Form 20-F, Insurance Company Annual Statement, or call report), a security of the issuer may continue to be quoted on the OTCBB for a 30 or 60 calendar day grace period from the due date of the report, depending on the type of issuer. After the grace period, quotations in the security of the delinquent issuer are not permitted on the OTCBB.

The SEC believes that the Amendments are consistent with Section 15A of the Act as it will protect investors and the public interest by requiring issuers listed on the OTCBB to file reports containing current financial information with the Commission or appropriate regulatory agency. Specifically, the Commission believes the proposal is consistent with the requirements of
Section 15A(b)(6) and (11) of the Act.\16\ Section 15A(b)(6) requires, among other things, that the association's rules be designed to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, to remove impediments to and perfect the mechanism of a free and open market and a national market system, and, in general, to protect investors and the public interest.\17\ Section 15A(b)(11) requires that the rules of the association be designed to produce fair and informative quotations, to prevent fictitious or misleading quotations, and to promote orderly procedures for collecting, distributing, and publishing quotations.\18\
---------------------------------------------------------------------------
\15\ 15 U.S.C. 78o-3.
\16\ 15 U.S.C. 78o-3(b)(6) and (11).
\17\ 15 U.S.C. 78o-3(b)(6).
\18\ 15 U.S.C. 78o-3(b)(11).
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Market makers will not be permitted to quote OTCBB traded securities unless the issuer has made current filings with the appropriate regulatory agency. The filing requirement ensures that companies trading on the OTCBB market will have current, public information that investors can access, from the appropriate regulatory agency, when considering whether to invest in an OTCBB traded security. Rule 6530 should provide investors in OTCBB securities with more information on which to base investment decisions. The Commission also believes that limiting quotations on the OTCBB to the securities of issuers that report to the SEC or applicable regulatory authority may help to reduce fraud and manipulation. As a result of the reporting requirement, financial data on issuers is available and issuers that provide false or misleading information in their required filings are subject to liability for making those statements. \19\ The Commission finds that Rule 6530 is consistent with the Act because it will protect investors and the public interest.\20\
---------------------------------------------------------------------------
\19\ See, e.g., SEC v. Savoy Industries, Inc., 587 F.2d 1149 (D.C. Cir. 1978), cert denied, 440 U.S. 913 (1979); Exchange Act Rule 10b-5, 17 CFR 240.10b-5. \20\ 15 U.S.C. 78o-3(b)(6).
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Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate which will allow the Company's securities to be traded without the aforesaid limitations. However, there can be no assurances that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

Certificates evidencing the Common Stock issued by the Company to these persons have all been stamped with a restrictive legend, and are subject to stop transfer orders by the Company. For additional information concerning restrictions that are imposed upon the securities held by current stockholders, and the responsibilities of such stockholders to comply with federal securities laws in the disposition of such Common Stock.


                               PLAN OF DISTRIBUTION

The Selling Shareholders' shares, whether offered before or after quotation on the Over-the-Counter Bulletin Board, must be offered:

(i) through dealers or in ordinary brokers' transactions, in the over-the-counter market or otherwise;

(ii) at the market or through market makers or into an existing market for the securities;

(iii) in other ways not involving market makers or established trading markets, including direct sales to purchasers or effective through agents; or

(iv) in combinations of any of such methods of sale. The shares will be sold at market prices prevailing at the time of sale or at negotiated prices.

Sales of our shares at the market and not at a final price, which are made into an existing market for the shares, will be made by our selling shareholders to or through a market maker, acting as principal or as agent. Other sales may be made, directly or through an agent, to purchasers outside existing trading markets.

We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the Selling Shareholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Shareholders have also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act.

The Selling Shareholders and other persons participating in the distribution Of the shares offered hereby are subject to the applicable requirements of Regulation M promulgated under the 1934 Act in connection with the sales of the shares.

Broker-Dealers

If a dealer is utilized in the sale of the shares in respect of which our prospectus is delivered, the selling shareholder will sell such shares to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale.

A selling broker may act as agent or may acquire the shares or interests therein as principal or pledgee and may, from time to time, effect distributions of such shares and interests.

The shares offered hereby are eligible for sale only in certain states, and, in some of those states, may be offered or sold only to institutional investors, as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after our prospectus shall have been appropriately amended or supplemented.

The Selling Shareholders may also pledge their shares pursuant to the margin provisions of their customer agreements with their brokers. If there is a default by the Selling Shareholders, the brokers may offer and sell the pledged shares.

Brokers or dealers may receive commissions or discounts from the Selling Shareholders (or, if the broker-dealer acts as agent for the purchaser of the shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders in connection with sales of the shares.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in sales of the shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Limited State Jurisdictions Where Securities Are to be Offered

We believe the gifting distribution will be exempt under the securities or Blue Sky laws of most states and foreign countries where donees reside.
Before making the gifting distribution, we will seek appropriate clarification from the securities regulatory authorities in such jurisdictions. If the securities regulatory authority in a particular jurisdiction indicates that the offering is not exempt, we will take all necessary action to comply with the requirements of local law.

We will promptly deposit all certificates for gifted shares the Rule 419 escrow. The stock certificates deposited in the Rule 419 escrow will be held in trust for the sole benefit of the donees until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419. Donees will not be permitted to sell or otherwise transfer shares until we close a business combination.

Self-Underwritten Distribution

This is a "self-underwritten" distribution of securities. That means we will not use an underwriter in connection with the negotiation of a business combination or the issuance of shares. Likewise, our officers will not use an underwriter in connection with their distribution of donee shares or their resale of founders' shares. However, we reserve the right to enter into appropriate underwriting or brokerage contracts if warranted. In connection with this self-underwritten distribution:

o Each of our officers will have the exclusive right, power and authority to distribute 50,000 shares directly to individuals and organizations selected by them;

o Our officers and directors will share primary responsibility for negotiations with the representatives of potential targets;

o Each of our officers will have the exclusive right, power and authority to negotiate the resale or other transfer of founders' shares owned by them.

Our officers are the only individuals who will distribute shares to donees, participate in negotiations with potential targets and participate in negotiations with potential purchasers of founders' shares. However, once we have identified a target and negotiated a business combination, established standards of care in securities offerings will generally require the target's management to assume primary legal responsibility for the solicitation of donees in connection with our reconfirmation offering. While our officers and their affiliates will not receive any direct or indirect selling commissions, finders' fees or other remuneration in connection with this distribution, they will be entitled to retain any and all proceeds from the resale of founders' shares.

Our officers will perform substantially all of the functions that would ordinarily be performed by brokers in a more conventional securities offering, but they will not seek registration as brokers because:

o They will be acting as principals, rather than intermediaries, in connection with the gift distribution and founders' transactions; and

o They will rely on the safe harbor exemption of SEC Rule 3a4-1(a)(4)(i)(C) in connection with the issuance of shares in a business combination.

If we subsequently conclude that an exemption from the broker registration requirements of the 1934 Act is not available for a proposed transaction, we will either retain a registered broker or ensure that appropriate registrations are obtained before selling activities begin. If we retain an underwriter or broker, we will halt the distribution and amend our registration statement.

Gifting Distribution

Our seven, affiliate shareholders of the Company will give 310,000 shares of our issued and outstanding common stock to individuals and organizations they select. While such affiliate shareholders will have broad discretion in the selection of donees, each has agreed that they will not:

o Transfer shares to donees that have no family, personal or business relationship with the affiliate shareholder;

o     Transfer more than 2,500 or fewer than 200 gift shares to a single donee;

o Transfer shares to any of our current officers or their respective affiliates;

o Transfer shares to family members of any current officer who shares that officer's residence;

o Effect transactions where two or more officers transfer shares to the same donee; or

o Demand or accept money, property or other consideration in connection with a gifting transaction.

Our affiliate shareholders will promptly distribute copies of this prospectus to the donees selected by them. Each donee will be required to sign a "Gift Acceptance Certificate" that documents the transaction, summarizes the conditions of the gifting distribution and acknowledges the applicable restrictions on transfer.

Offering of Business Combination Shares

We have registered 8,250,000 shares that our Company may offer to issue in connection with a business combination. Our Company will receive property in exchange for such shares.

Promptly after the effective date of our registration statement, our officers will open discussions within their personal networks of investment bankers, venture capitalists, broker-dealers, attorneys and other financial professionals who they believe are likely to represent suitable potential targets. We may host formal or informal information meetings for these financial professionals. We may also open discussions with current and former clients that have expressed an interest in going public. In each case where a representative of a potential target expresses an interest in considering a business combination with our company, we will provide copies of our prospectus and request preliminary due diligence information. We do not intend to hold public meetings for potential targets, or use print advertising or other forms of mass solicitation.

We believe that our networking and prospectus distribution activities are likely to generate interest from several potential targets. We also anticipate that potential targets may come to know about our company from collateral sources including the Edgar system. When we receive in an inquiry from a representative of a potential target, the inquiry will be forwarded to the appropriate officers. With the help of counsel, we intend to implement protocols and procedures that will ensure compliance with the requirements of applicable federal and state law.

We expect to devote several months to the process of gathering and evaluating information on potential targets. We expect to review due diligence information on a large number of potential targets and hope that our evaluation process will ultimately reduce the pool of potential targets to a single acquisition. If we are able to successfully complete our selection and evaluation process, we will endeavor to negotiate a business combination agreement. While we hope to engage in preliminary discussions with numerous potential targets, we believe that the business combination shares will ultimately be issued to the owners of a single target. We do not intend to negotiate multiple or sequential acquisitions.

If material acquisition becomes probable before our officers complete the gifting distribution, we will immediately suspend the distribution and file an amendment to our registration statement that contains the information required by Rule 419, Form SB-2 and applicable SEC regulations. Given the time required to engage in preliminary discussions, deliver copies of our prospectus to representatives of potential target, assemble due diligence information, conduct detailed investigations and negotiate the terms of a business combination, we believe it unlikely that an acquisition will become probable before the gift share distribution is completed.

Subject to the limits described in this prospectus, our officers will have broad discretion to structure a business combination and establish terms for the issuance of acquisition shares. All material terms of a proposed business combination will be determined by arms-length negotiations between our officers and the representatives of a potential target. All material terms of a proposed business combination will be disclosed in our reconfirmation offering prospectus. Any shares that are not issued in connection with a business combination will be removed from registration in connection with our reconfirmation offering.

Offer and Sale of Founders' Shares

We have registered 1,550,000 founders' shares that our officers may resell or transfer to our advisors, participants in a business combination and others.

The proceeds from the resale of founders' shares may be substantial. Our Company will not have any interest in the proceeds from the resale of founders' shares.


Name and Address          Before This Offering      After This Offering (1)   After Combination (2)
of Beneficial Owner       Shares        Percent     Shares        Percent     Shares       Percent


Douglas A Dyer(3)           250,000       16.13%      200,000       12.90%      200,000      2.04%

James H. Brennan, III(3)    250,000       16.13%      200,000       12.90%      200,000      2.04%

Mark T. Thatcher(3)         250,000       16.13%      200,000       12.90%      200,000      2.04%

Michael P. Toups(4)         250,000       16.13%      200,000       12.90%      200,000      2.04%

Leon H. Toups(4)            250,000       16.13%      200,000       12.90%      200,000      2.04%

David H. Voth(4)            250,000       16.13%      200,000       12.90%      200,000      2.04%

All Officers and
Directors as a group
(six persons)             1,500,000      100.00%    1,200,000       77.42%     1,200,000    12.24%


     (1) Assumes that each officer will gift 50,000 shares to 50 donee shareholders.

     (2) Assumes that all 1,200,000 founders' shares will be held for investment subsequent to completion of business combination with target.

     (3)  735 Broad Street, Suite 218, Chattanooga, TN  37402.

     (4)  P.O. Box 22491, Tampa, Florida 33622

Our officers have broad discretion to establish terms for the resale or other transfer of founders' shares. They may also make bona fide gifts or charitable contributions of founders' shares. There are no fixed numerical limitations on such gifts or charitable contributions. All agreements for the resale or other transfer of founders' shares will be subject to the completion of our reconfirmation offering. All such agreements will require the transferee to retain at least 100 shares until the earlier of nine months after the closing of a business combination or the listing of the combined companies' stock on Nasdaq. In connection with the resale of founders' shares, each of our officers have agreed that they will not:

o Transfer founders' shares to any of our current officers or their respective affiliates;

o Transfer founders' shares to family members of any current officer who share that officer's residence;

o Transfer founders' shares for value unless the purchaser is an advisor to our company or the sale is an integral element of the business combination;

o Transfer founders' shares at a price that represents a premium to the per share value received by our company in connection with the issuance of acquisition shares;

o Transfer founders' shares to any person unless all material transaction terms are described in our reconfirmation offering prospectus;

o Permit any purchaser to pay for founder's shares until the closing of the business combination; or

o Complete any transfer of founders' shares until the closing date of the business combination.

Our Company's offer to the owners of the target will not be contingent on an agreement to purchase the founders' shares and no person will be required to purchase the founders' shares as a condition precedent to a business combination. While a total of 1,200,000 founders' shares have been registered resale, our officers will not negotiate a business combination on terms that would result in the combined companies having a public float of less than 1,000,000 shares under applicable Nasdaq rules.

When our officers agree to sell or transfer founders' shares, they will promptly deposit stock certificates for those shares in the Rule 419 escrow where they will be held in trust for the benefit of the purchasers until we complete our reconfirmation offering and close a business combination.

Selling Stockholders

We have registered a total of 1,240,000 shares of our common stock on behalf of our management, each of whom is a selling stockholder. A total of 310,000 shares have been registered for distribution as gift shares and 1,240,000 additional shares have been registered for resale as founders' shares. Each selling stockholder is an "underwriter" of the gift shares and founders' shares within the meaning of Section 2(11) of the Securities Act.

Shares registered on behalf of the selling stockholders may only be transferred in the manner and for the purposes described in this prospectus. Shares registered on behalf of the selling stockholders may not be resold in open market transactions. While they are not required to do so, the selling stockholders may retain broker-dealers to represent them in connection with the resale of founders' shares.

If all of the business combination shares are issued and all of the founders' shares are sold, none of our officers will own more than 1% of the outstanding stock of the combined companies. The following table provides certain information with respect to the ownership interests of the selling stockholders, including:

o     The identity of each selling stockholder;

o The number of shares owned by each selling stockholder at the date of this prospectus;

o The number of shares registered for transfer as gift shares and resale as founders' shares; and

o The maximum number of shares that will be owned by each selling stockholder after a business combination if all registered securities are ultimately given, sold or transferred to third parties..

We will incur approximately $12,500 in offering costs through June 30, 2002. Our Company will pay none of these costs. We expect to incur an additional $7,500 in offering costs before our officers complete the gift share distribution. All of these costs will be paid by our officers.

Our officers will also pay all direct and indirect costs associated with negotiating a business combination, preparing a post-effective amendment to our registration statement, conducting our reconfirmation offering and distributing the acquisition shares. Our officers will pay all direct costs associated with any resale of founders' shares.

Investor Relations Arrangements

Our Company may enter into an investor relations agreement. Under the agreement, an investor relations firm is engaged to provide investor relations, corporate communications and related support services to our Company, specifically including, among other duties, the development of a comprehensive plan for the dissemination of our information to shareholders as well as brokers, analysts and potential investors; advising our Company regarding trends and changes in the Over-the-Counter Bulletin Board brokerage and investment community, as well as changes in share ownership of our shares, all in the context of providing appropriate investor relations communications; coordinating investor and shareholder contacts with our counsel to ensure compliance with applicable securities laws and exchange listing requirements; and assisting us with on-site investor relations meetings and with the design, preparation and dissemination of investor relations materials.

No specific firm has been targeted by the Company and there can be no assurance that one will ever be engaged, or will be willing to be engaged by the Company on favorable terms.


                         SHARES ELIGIBLE FOR FUTURE SALE

We will have up to 10,000,000 shares of common stock outstanding after closing a business combination. While we have included the bulk of these shares in our registration statement a stockholder's ability to resell our shares will depend on the nature of his relationships with our company and the target. The following sections discuss the general rules that will be applicable to the resale of our shares by certain classes of stockholders.

Shares Eligible for Immediate Resale

The following shares will generally not be subject to resale restrictions.

Gift shares               310,000 gift shares that are transferred to donees.

Certain founders'         Founders' shares that are sold to advisors and other
shares                    persons who are not affiliates of the combined
                          companies.

Certain business
combination shares        Shares that are issued to persons who are not
                          affiliates of the combined companies.

Resale of Shares Held by Affiliates of the Target

Rule 145 establishes a safe harbor exemption for the resale of securities acquired in connection with certain business combinations. While it is possible to structure a business combination that is not subject to Rule 145, we intend to incorporate resale restrictions that follow the framework established by Rule 145 in the underlying contracts for any business combination. In general, we intend to impose contractual resale restrictions with respect to all acquisition and founders' shares that are issued to or purchased by the following classes of persons:

o     Officers and directors of the target; and

o Other persons who directly or indirectly own 10% or more of the combined companies' stock.

Business combination and founders' shares held by such persons will be treated as restricted securities that were first acquired on the closing date of the business combination. Accordingly, such shares will not be eligible for resale for a period of one year after the closing date unless the transaction is registered under the Securities Act. During the second year after the closing date, acquisition and founders' shares held by the foregoing classes of persons may be resold in transactions effected in compliance with all applicable regulations and the provisions of paragraphs (c), (e), (f) and (g) of Rule 144.

Any contractual or other arrangements that provide piggy-back or demand registration rights for any holders of acquisition and founders' shares will be described in our reconfirmation offering prospectus.
Resale of Shares Retained by Our Officers

Our affiliates own 1,550,000 shares of common stock. A total of 310,000 shares will be transferred to the donees and an additional 1,240,000 shares have been registered for resale as affiliate shares. Each of our founders has agreed that they will not sell or otherwise transfer any shares that are retained by them after the completion of a business combination unless the transaction is effected pursuant to an effective registration statement under the Act or an applicable exemption from registration.

Any contractual or other arrangements that provide registration rights for any of our officers will be described in our post-effective amendment and the final prospectus for our reconfirmation offering.

Rule 144

Rule 144 provides a safe harbor exemption for the open market resale of "restricted securities." The term "restricted securities" generally includes securities that were sold in an exempt transaction, or that are held by a person who is an affiliate of the issuer of the securities. The term "affiliate" is generally defined as any person who directly or indirectly controls, is controlled by or under common control with the issuer of the securities.

Under Rule 144 as currently in effect, a holder of restricted securities that are eligible for resale, will be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the number of shares of common stock then outstanding, or the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

To the extent that shares of a company are only quoted on the OTC Bulletin Board or in the "Pink Sheets" the 1% limit will be applied without regard to trading volume. Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

The staff of the SEC's Division of Corporation finance has taken the position that Rule 144 is not available to the officers, directors, promoters and affiliates of blank check companies. Accordingly our officers have agreed that they will seek a "no-action" letter or other interpretive guidance from the SEC before entering into a contract for the unregistered resale or transfer of any founders' shares retained by them.


                                     EXPERTS

The financial statements included in this prospectus have been audited by Cayer, Prescott, Clune & Chatellier, LLP, independent public accountants, as indicated in their report on such financial statements, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                                  LEGAL MATTERS

We are not a party to any legal proceedings.

Mark T. Thatcher, our general counsel, has been primarily responsible for the preparation and filing of our registration statement. Mr. Thatcher is an officer, director and principal stockholder of our Company. Mr. Thatcher has also served as Mr. Brennan, Mr. Dyer, Mr. Toups, Mr. Toups and Mr. Voth's legal counsel and intends to do so in the future. Mr. Thatcher cannot be considered an independent attorney. Mr. Thatcher will not render any formal legal opinions to our Company or any person who enters into a business combination or other transaction with our Company. To the extent that formal legal opinions are required, we will retain independent counsel to render them.

The law offices of Mark T. Thatcher has given us its opinion that (a) the outstanding affiliate shares are duly authorized, validly issued, fully paid and non assessable common stock of our Company, and (b) upon issuance, the shares, compensation shares and acquisition shares will be duly authorized, validly issued, fully paid and non assessable common stock of our Company.
He will also represent us in connection with certain matters arising under the securities laws of the various states where we will conduct this offering. Mr. Thatcher has not passed on any other legal matters in connection with this offering.


                  WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Form SB-2 registration statement under the Securities Act with the SEC. Our registration statement includes certain exhibits, schedules and other materials that are not included in this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, other parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our securities, this offering and us. The registration statement and its exhibits can be inspected and copied at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at that contains our Form SB-2 and other reports, proxy and information statements and information that we file electronically with the SEC.

                    (THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

                         BROAD STREET INVESTMENT I, INC.
                          (A Development Stage Company)

                               FINANCIAL STATEMENTS
                          PERIOD ENDED DECEMBER 31, 2001

                         BROAD STREET INVESTMENT I, INC.
                          (A Development Stage Company)

                               FINANCIAL STATEMENTS
                          PERIOD ENDED DECEMBER 31, 2001


Index to Financial Statements                              F-1
Report of Independent Auditor                              F-2
Balance Sheet                                              F-3
Statement of Operations                                    F-4
Statement of Changes in Stockholders' Equity               F-5
Cash Flow Statement                                        F-6
Notes to Financial Statements                              F-7 thru F-10

                                  Cayer Prescott
                             Clune & Chatellier, LLP

                          CERTIFIED PUBLIC ACCOUNTANTS
                              BUSINESS CONSULTANTS

                            Providence, Rhode Island

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of BROAD STREET INVESTMENT I, INC.
(A Development Stage Company)

We have audited the accompanying balance sheet of BROAD STREET INVESTMENT I, INC. (a development stage company) as of December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from April 27, 2001(date of inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BROAD STREET INVESTMENT I, INC. as of December 31, 2001, and the results of its operations and its cash flows for the period from April 27, 2001(date of inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompany financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage enterprise and has focused its efforts on the raising of capital and acquiring existing businesses through merger or acquisition. The Company has not yet commenced its principal operations. Accordingly, the Company has no operating history, which raises substantial doubt about its ability to continue as a going concern as discussed in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/CAYER PRESCOTT CLUNE & CHATELLIER, LLP

Providence, Rhode Island
May 16, 2002

                        BROAD STREET INVESTMENT I, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET
                               DECEMBER 31, 2001

                                     ASSETS



      TOTAL ASSETS                                               $           0


                    LIABILITIES AND STOCKHOLDERS' DEFICIT



Current liabilities:
  Accounts payable                                               $      11,000

Stockholders' deficit:
  Common stock, $.001 par value; 50,000,000 shares authorized,
   1,500,000 shares issued and outstanding                               1,500
  Paid in capital
  Preferred stock, $.001 par value, 50,000,000 shares authorized, no shares outstanding
  Deficit accumulated during the development stage                     (12,500)
      Total stockholders' deficit                                      (11,000)

      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                $           0


SEE NOTES TO FINANCIAL STATEMENTS.

                         BROAD STREET INVESTMENT I, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS
       PERIOD FROM APRIL 27, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2001



Revenue                                                          $           0

Expenses:
  Professional fees                                                      9,250
  Organization costs                                                     3,250
      Total expenses                                                    12,500

Net loss                                                         $     (12,500)


Basic Loss Per Common Share                                      $        (.01)

Fully Diluted Loss Per Common Share                              $        (.01)

SEE NOTES TO FINANCIAL STATEMENTS.

                        BROAD STREET INVESTMENT I, INC.
                         (A Development Stage Company)

                      STATEMENT OF STOCKHOLDERS' DEFICIT
                PERIOD FROM APRIL 27, 2001 (DATE OF INCEPTION)
                               TO DECEMBER 31, 2001

                                   Common            Additional
                                    Stock             Paid in
                             Shares        Amount     Capital    Deficit	Total

Balance at April 27, 2001             0    $        0 $        0 $         0  $        0

Issuance of common stock:
  Stock issued for services
   rendered at inception      1,500,000         1,500                              1,500

Net loss for the period from
 April 27, 2001 through
  December 31, 2001                                                  (12,500)    (12,500)

Balance at December 31, 2001  1,500,000    $    1,500 $        0 $   (12,500) $  (11,000)

SEE NOTES TO
FINANCIAL STATEMENTS.


                        BROAD STREET INVESTMENT I, INC.
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS
      PERIOD FROM APRIL 27, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2001


Cash flows from operating activities:
  Net loss                                                       $  (12,500)
  Adjustments to reconcile net loss to net cash provided
   by operating activities:
  Services performed in exchange for stock                            1,500
  Increase in accounts payable                                       11,000
      Net cash provided by operating activities                           0

Increase in cash and cash equivalents                                     0

Cash and cash equivalents, beginning of period                            0

Cash and cash equivalents, end of period                         $        0

SEE NOTES TO FINANCIAL STATEMENTS.

                         BROAD STREET INVESTMENT I, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Development Stage Operations

     Broad Street Investment I, Inc. (a Development Stage Company) (the Company) was incorporated on April 27, 2001, in the State of Colorado, for the purpose of conducting a public distribution of securities (the Proposed Distribution) and then effecting a merger, acquisition or other business combination transaction (Business Combination) with an unidentified privately-held company (a Target). The Company's business strategy is also referred to as a "blind pool" because neither the management of the Company nor the persons who acquire securities in the Proposed Distribution know what the business of the Company will ultimately be. The Company is in the development stage and has had no significant business activity to date.

Costs associated with organization have been expensed in accordance with SOP 98-5.


Stock-Based Compensation

     The Company accounts for stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation". The Company accounts for stock-based compensation based on the fair value of the consideration received or the fair value of the stock issued, whichever is more reliably measurable.


Estimates

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Impact of Recently Issued Accounting Standards

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), Business Combinations," which supercedes Accounting Principles Board ("APB")
Opinion No. 16, "Business Combinations." SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The provisions of SFAS 141 have been adopted as of July 1, 2001. The implementation of this standard had no impact on the Company's results of operations and financial position.

     In July 2001, the FASB also issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets,"
Which is effective for fiscal years beginning after December 15, 2001. Certain provisions shall also be applied to acquisitions initiated subsequent to June 30, 2001. SFAS 142 supercedes APB Opinion No. 17, "Intangible Assets," and requires, among other things, the discontinuance of amortization related to goodwill and indefinite lived intangible assets. These assets will then be subject to an impairment test at least annually. The implementation of this standard had no impact on the Company's results of operations and financial position.

     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets," which supercedes Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-
Lived Assets for Long-Lived Assets to be Disposed Of" and certain provisions of APB Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 requires that long-lived assets to be disposed of by sale, including discontinued operations, be measured at the lower of carrying amount or fair value, less cost to sell, whether reporting in continuing operations or in discontinued operations. SFAS 144 also broadens the reporting requirements of discontinued operations to include all components of an entity that have operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. The provisions of SFAS 144 are effective for fiscal years beginning after December 15, 2001. The implementation of this standard had no impact on the Company's results of operations and financial position.


2.	STOCKHOLDERS' EQUITY

     On April 27, 2001, the Company issued one million, five hundred thousand (1,500,000) shares of its $.001 par value common stock for services, rendered by related parties, valued at their fair market value of $1,500. The shares were issued pursuant to Rule 701 of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

     The Company's Board of Director's has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of Common Stock other than the gift shares. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. Since the company expects to issue additional shares of Common Stock in connection with a Business Combination, the ultimate ownership of the gift share donees is likely to be less than 5% of the issued and outstanding common stock of the Company. It is impossible to predict whether a business combination will ultimately result in dilution to donees. If the target has a relatively weak balance sheet, a Business Combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no dilution.

     The Company authorized 50,000,000 shares of Series A convertible preferred stock with a par value of $.001 per share. Currently, there are no shares outstanding. Each share of preferred stock can be converted into one share of common stock and each share is entitled to one vote, voting together with the holders of shares of common stock. There are no shares of preferred stock issued or outstanding.

(CONTINUED)

                        BROAD STREET INVESTMENT I, INC.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2001

2.	STOCKHOLDERS' EQUITY (Continued)

The Board of Directors of the Company is empowered, without stockholder approval, to issue up to 50,000,000 shares of "blank check" preferred stock.



3.	EARNINGS PER SHARE

The Company accounts for earnings per share under Statement of Financial Accounting Standards No. 128 "Earnings Per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). The computation of Basic EPS is computed by dividing net income by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period.

The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings.

     The shares used in the computation are as follows:

                                December 31, 2001

     Basic EPS                  1,500,000
     Diluted EPS                1,500,000


4.	RELATED PARTY TRANSACTIONS

The accounts payable of $11,000 was for legal services rendered in connection with business planning and compliance. Those professional fees and organization costs were rendered by shareholders of the Company.

As described in footnote #2, the Company issued common stock for services, provided by related parties that are valued at the fair market value of $1,500.


5.	INCOME TAXES

Due to the current period's operating loss, the Company has no provision for income taxes for 2001.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's net deferred tax asset balances are attributable to net operating loss carryforwards. At December 31, 2001, the Company's deferred tax asset consisted of the following:

     Deferred tax asset                                       $   3,800
     Valuation allowance                                         (3,800)

	  Net deferred tax assets recognized on the
         accompanying balance sheets                          $       0

(CONTINUED)

                         BROAD STREET INVESTMENT I, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


5.	INCOME TAXES (Continued)

The components of the income tax provision (benefit) consisted of the following for the year ended December 31, 2001.

     Current                                                  $       0
     Deferred                                                     3,800
     Tentative tax provision (benefit)                            3,800
     Change in valuation allowance                               (3,800)

          Net income tax provision (benefit)                  $       0


	The Company has a net operating and economic loss carryforward of approximately $12,500 available to offset future federal and state taxable income through 2016 as follows:

     Year of Expiration                      Amount

     2016                                    $  12,500


6.  GOING CONCERN

     The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence.

     The Company has been in the development stage since its inception on April 27, 2001 to present and has incurred cumulative losses from its inception through December 31, 2001 amounting to $12,500. The Company's ability to meet its future obligations is dependent upon its ability to raise capital by merger, acquisition or other business combination transaction with an unidentified privately-held company These factors raise doubt about the Company's ability to continue as a going concern.

7.	INCENTIVE STOCK PLAN

     The Company's 2001-2002 Incentive Stock Plan was adopted and approved in connection with the organization of the Company. The common stock reserved for issuance under the plan will be the lesser of 1,000,000 shares, or 10% of the total number of shares outstanding after the closing of a Business Combination.

     The class of persons eligible to participate in the plan includes all full-time and part-time employees of the Company, provided that the eligible participants do not include employees who are eligible to receive awards under the terms of any employment contract or specialty plan adopted by us in the future. The plan permits the grant of a variety of incentive awards including
(i) non-qualified stock options, (ii) incentive stock options, (iii) shares of restricted stock, (iv) shares of phantom stock, and (v) stock bonuses. In addition, the plan allows us to grant cash bonuses that will be payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

There were no stock options or other incentive awards outstanding at December 31, 2001.


 8.	SUBSEQUENT EVENT

     In March 2002, the board of directors approved the filing of a registration statement for the Proposed Distribution that includes the following securities:

* 310,000 shares that the Company's officers will transfer to a total of 350 donees selected by them;

* 1,240,000 shares that the Company's officers may offer to sell to advisors to the Company, the owners of a target and other participants in a business combination; and

* 8,250,000 shares that the Company may issue in connection with a business combination.

(CONTINUED)

                         BROAD STREET INVESTMENT I, INC.
                         (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


 8.	SUBSEQUENT EVENT (Continued)

The Proposed Distribution is subject to and will be conducted in compliance with Securities and Exchange Commission Rule 419, which was adopted to strengthen the regulation of securities offered by "blank check" companies. Rule 419 defines a blank check company as a development stage company (a) that has no specific business plan or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company and (b) is proposing to issue a "penny stock." For purposes of Rule 419, penny stocks include all shares that have a price of less than $5 per share and are not listed on Nasdaq or a stock exchange.

     The Company's officers will distribute 310,000 shares of common stock to individuals and organizations selected by them ("Donees"). Each Donee will receive shares and will be subject to the resale restrictions described in the prospectus. The Company will deposit stock certificates for gift shares in the Rule 419 escrow upon issuance. When the Company's officers negotiate agreements for the resale of founders' shares, they will promptly deposit stock certificates for the transferred shares in the Rule 419 escrow. The stock certificates on deposit in the Rule 419 escrow will be held in trust for the sole benefit of the beneficial owners until the shares are either released from escrow or returned to the Company's officers in compliance with Rule 419.

     In connection with the Company's reconfirmation offering, each Donee must approve the proposed transaction in writing and elect to accept delivery of his gift shares. In the absence of an affirmative election by a Donee, the escrow agent will surrender the Donee's stock certificates to the officer who made the original gift.

     As a result of its limited resources, the Company will, in all likelihood, have the ability to affect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business.

     The Company is unlikely to enter into an agreement with a Target that does not have sufficient net tangible assets or operating income to satisfy the minimum listing standards of the Nasdaq stock market. Therefore, management expects a business combination to result in a change in control. After a change in control, the owners of the Target will have the right to appoint their own officers and directors, and the Company's current officers will have no ability to influence business decisions.

     The Company may not qualify for a Nasdaq listing upon completion of a Business Combination. In such an event, the Company's common stock will be traded on the over-the-counter market. It is anticipated that the common stock will qualify for quotation on the OTC Bulletin Board; a NASD sponsored and operated inter-dealer automated quotation system for equity securities that are not included in Nasdaq. It is also anticipated that the company's common stock will qualify for inclusion in the National Quotation Bureau "OTC Pink Sheets." There can be no assurance that the liquidity and prices of the Company's common stock in the secondary market will not be adversely affected.

     There is no assurance that the Company will be able to affect a Business Combination. If the Company is unable to close a transaction within 18 months from the date of its prospectus, Rule 419 will require that all gift share transactions be unwound and all certificates for gift shares be returned to the Company's officers. In that event, the Donees will receive nothing.


(CONCLUDED)

                         BROAD STREET INVESTMENT I, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS
                           PERIOD ENDED JUNE 30, 2002
                                  (UNAUDITED)

                         BROAD STREET INVESTMENT I, INC.
                          (A Development Stage Company)

                    INTERIM (UNAUIDTED) FINANCIAL STATEMENTS
                           PERIOD ENDED JUNE 30, 2002


Index to the Unaudited Financial Statements                F-11
Balance Sheet                                              F-12
Statements of Operations                                   F-13
Statements of Changes in Stockholders' Equity              F-14
Cash Flow Statements                                       F-15
Notes to Financial Statements                              F-16 thru F-20

                        BROAD STREET INVESTMENT I, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET
                                 JUNE 30, 2002
                                  (UNAUDITED)

                                     ASSETS

                                                                   March 31, 2002    December 31, 2001
TOTAL ASSETS                                                       $           0

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                                 $      11,000     $     11,000

Stockholders' deficit:
  Common stock, $.001 par value; 50,000,000 shares authorized,
   1,550,000 shares issued and outstanding                                 1,550            1,500
  Paid in capital
  Preferred stock, $.001 par value, 50,000,000 shares authorized, no shares outstanding
  Deficit accumulated during the development stage                       (12,550)         (12,500)


Total stockholders' deficit                                              (11,000)         (11,000)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $           0     $          0

SEE NOTES TO FINANCIAL STATEMENTS.


                         BROAD STREET INVESTMENT I, INC.
                          (A Development Stage Company)
                             STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                          SIX MONTHS ENDED JUNE 30, 2002
              AND THE PERIOD FROM APRIL 27, 2001 (DATE OF INCEPTION)
                                 TO JUNE 30, 2002


                              Six Months              April 27, 2001
                                Ended                 (Inception) to
                               June 30,                  June 30,
                                 2002                      2002

Revenue                   $           0              $           0

Expenses:
  Professional fees                  50                      9,300
  Organization costs                                         3,250
      Total expenses                 50                     12,550

Net loss                  $         (50)             $     (12,550)

Basic Loss
Per Common Share          $       (.001)             $        (.01)

Fully Diluted Loss Per
Common Share              $       (.001)             $        (.01)

SEE NOTES TO UNAUDITED
FINANCIAL STATEMENTS


                        BROAD STREET INVESTMENT I, INC.
                         (A Development Stage Company)

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                                 (UNAUDITED)
                        SIX MONTHS ENDED JUNE 30, 2002
            AND THE PERIOD FROM APRIL 27, 2001 (DATE OF INCEPTION)
                               TO JUNE 30, 2002

                                   Common             Additional
                                    Stock              Paid in
                             Shares        Amount      Capital   Deficit      Total

Balance at April 27, 2001             0    $        0 $        0 $         0 $         0

Issuance of common stock:
  Stock issued for services
   rendered at inception      1,500,000         1,500                              1,500

Net loss for the period from
 April 27, 2001 through
  December 31, 2001                                                  (12,500)    (12,500)

Balance at December 31, 2001  1,500,000    $    1,500 $        0 $   (12,500) $  (11,000)

Issuance of common stock:
  Stock issued for services
   rendered                      50,000    $       50 $        0 $                    50

Net loss for the period ended
June 30, 2002                                                            (50)        (50)

Balance at June 30, 2002      1,550,000    $    1,550 $        0     (12,550)    (11,000)

SEE NOTES TO
FINANCIAL STATEMENTS.


                        BROAD STREET INVESTMENT I, INC.
                         (A Development Stage Company)

                           STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                        SIX MONTHS ENDED JUNE 30, 2002
          AND THE PERIOD FROM APRIL 27, 2001 (DATE OF INCEPTION) TO
                                 JUNE 30, 2002



                                                           Six Months        April 27, 2001
                                                             Ended           (Inception) to
                                                            June 30,            June 30,
                                                              2002                2002


Cash flows from operating activities:
  Net loss                                                 $    (50)          $  (12,550)
  Adjustments to reconcile net loss to net cash provided
   by operating activities:
  Services performed in exchange for stock                       50                1,550
  Increase in accounts payable                                    0               11,000
      Net cash provided by operating activities                   0                    0

Increase in cash and cash equivalents                             0                    0

Cash and cash equivalents, beginning of period                    0                    0

Cash and cash equivalents, end of period                   $      0           $        0


SEE NOTES TO FINANCIAL STATEMENTS.


                         BROAD STREET INVESTMENT I, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 JUNE 30, 2002


1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Development Stage Operations

     Broad Street Investment I, Inc. (a Development Stage Company) (the Company) was incorporated on April 27, 2001, in the State of Colorado, for the purpose of conducting a public distribution of securities (the Proposed Distribution) and then effecting a merger, acquisition or other business combination transaction (Business Combination) with an unidentified privately-held company (a Target). The Company's business strategy is also referred to as a "blind pool" because neither the management of the Company nor the persons who acquire securities in the Proposed Distribution know what the business of the Company will ultimately be. The Company is in the development stage and has had no significant business activity to date.


Basis of Presentation

     The financial information included herein is unaudited; however, the information reflects all adjustments that are, in the opinion of management, necessary to a fair presentation of the financial position, results of operations, stockholders' deficit, and cash flows for the interim period. These unaudited financial statements should be read in conjunction with the audited financial statements and the notes thereto as of and for the period ended December 31, 2001.


Costs associated with organization have been expensed in accordance with SOP 98-5.


Stock-Based Compensation

     The Company accounts for stock-based compensation under Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation". The Company accounts for stock-based compensation based on the fair value of the consideration received or the fair value of the stock issued, whichever is more reliably measurable.


Estimates

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.


Impact of Recently Issued Accounting Standards

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), Business Combinations," which supercedes Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations." SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The provisions of SFAS 141 have been adopted as of July 1, 2001. The implementation of this standard had no impact on the Company's results of operations and financial position.

     In July 2001, the FASB also issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001. Certain provisions shall also be applied to acquisitions initiated subsequent to June 30, 2001. SFAS 142 supercedes APB Opinion No. 17, "Intangible Assets," and requires, among other things, the discontinuance of amortization related to goodwill and indefinite lived intangible assets. These assets will then be subject to an impairment test at least annually. The implementation of this standard had no impact on the Company's results of operations and financial position.

     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets," which supercedes Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and certain provisions of APB
Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 requires that long-lived assets to be disposed of by sale, including discontinued operations, be measured at the lower of carrying amount or fair value, less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS 144 also broadens the reporting requirements of discontinued operations to include all components of an entity that have operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. The provisions of SFAS 144 are effective for fiscal years beginning after December 15, 2001. The implementation of this standard had no impact on the Company's results of operations and financial position.


2.	STOCKHOLDERS' EQUITY

     On April 27, 2001, the Company issued one million, five hundred thousand (1,500,000) shares of its $.001 par value common stock for services, rendered by related parties, valued at their fair market value of $1,500. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

     On June 1, 2002, the Company issued fifty thousand (50,000) shares of its $.001 par value common stock for services, rendered by a related party, valued at their fair market value of $50. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and are restricted securities within the meaning of Rule 144 of the Act.

     The Company's Board of Director's has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of Common Stock other than the gift shares. However, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. Since the company expects to issue additional shares of Common Stock in connection with a Business Combination, the ultimate ownership of the gift share donees is likely to be less than 5% of the issued and outstanding common stock of the Company. It is impossible to predict whether a business combination will ultimately result in dilution to donees. If the target has a relatively weak balance sheet, a Business Combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no dilution.

     The Company authorized 50,000,000 shares of Series A convertible preferred stock with a par value of $.001 per share. Currently, there are no shares outstanding. Each share of preferred stock can be converted into one share of common stock and each share is entitled to one vote, voting together with the holders of shares of common stock. There are no shares of preferred stock issued or outstanding.

(CONTINUED)

                        BROAD STREET INVESTMENT I, INC.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 JUNE 30, 2002

2.	STOCKHOLDERS' EQUITY (Continued)

     The Board of Directors of the Company is empowered, without stockholder approval, to issue up to 50,000,000 shares of "blank check" preferred stock.


3.	EARNINGS PER SHARE

     The Company accounts for earnings per share under Statement of Financial Accounting Standards No. 128 "Earnings Per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). The computation of Basic EPS is computed by dividing net income by the weighted average number of outstanding common shares during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period.

     The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings.

     The shares used in the computation are as follows:

                                June 30, 2002

     Basic EPS                  1,550,000
     Diluted EPS                1,550,000


4.	RELATED PARTY TRANSACTIONS

     The accounts payable of $11,000 was for legal services rendered in connection with business planning and compliance. Those professional fees and organization costs were rendered by shareholders of the Company.

     As described in footnote #2, the Company issued common stock for services, provided by related parties that are valued at the fair market value of $1,550.


5.	INCOME TAXES

     Due to the current period's operating loss, the Company has no provision for income taxes for 2002.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's net deferred tax asset balances are attributable to net operating loss carryforwards. At June 30, 2002, the Company's deferred tax asset consisted of the following:

     Deferred tax asset                                       $   3,800
     Valuation allowance                                         (3,800)

	  Net deferred tax assets recognized on the
         accompanying balance sheets                          $       0

(CONTINUED)

                         BROAD STREET INVESTMENT I, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 JUNE 30, 2002


5.	INCOME TAXES (Continued)

     The components of the income tax provision (benefit) consisted of the following for the year ended June 30, 2002.

     Current                                                  $       0
     Deferred                                                     3,800
     Tentative tax provision (benefit)                            3,800
     Change in valuation allowance                               (3,800)

          Net income tax provision (benefit)                  $       0

     The Company has a net operating and economic loss carryforward of approximately $12,550 available to offset future federal and state taxable income through 2016 as follows:

     Year of Expiration                      Amount

     2016                                    $  12,550


6.	GOING CONCERN

     The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence.

     The Company has been in the development stage since its inception on April 27, 2001 to present and has incurred substantial cumulative losses from its inception through June 31, 2002 amounting to $12,550. The Company's ability to meet its future obligations is dependent upon its ability to raise capital by merger, acquisition or other business combination transaction with an unidentified privately-held company These factors raise doubt about the Company's ability to continue as a going concern.


 7.	INCENTIVE STOCK PLAN

     The Company's 2001-2002 Incentive Stock Plan was adopted and approved in connection with the organization of the Company. The common stock reserved for issuance under the plan will be the lesser of 1,000,000 shares, or 10% of the total number of shares outstanding after the closing of a Business Combination.

     The class of persons eligible to participate in the plan includes all full-time and part-time employees of the Company, provided that the eligible participants do not include employees who are eligible to receive awards under the terms of any employment contract or specialty plan adopted by us in the future. The plan permits the grant of a variety of incentive awards including (i) non-qualified stock options, (ii) incentive stock options,
(iii) shares of restricted stock, (iv) shares of phantom stock, and (v) stock bonuses. In addition, the plan allows us to grant cash bonuses that will be payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

     There were no stock options or other incentive awards outstanding at June 30, 2002.


 8.	SUBSEQUENT EVENT

     In March 2002, the board of directors approved the filing of a registration statement for the Proposed Distribution that includes the following securities:

* 310,000 shares that the Company's officers will transfer to a total of 300 donees selected by them;

* 1,240,000 shares that the Company's officers may offer to sell to advisors to the Company, the owners of a target and other participants in a business combination; and

* 8,250,000 shares that the Company may issue in connection with a business combination.

(CONTINUED)

                         BROAD STREET INVESTMENT I, INC.
                         (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                  JUNE 30, 2002

8.	SUBSEQUENT EVENT (Continued)

The Proposed Distribution is subject to and will be conducted in compliance with Securities and Exchange Commission Rule 419, which was adopted to strengthen the regulation of securities offered by "blank check" companies. Rule 419 defines a blank check company as a development stage company

(a) that has no specific business plan or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company and

(b) is proposing to issue a "penny stock." For purposes of Rule 419, penny stocks include all shares that have a price of less than $5 per share and are not listed on Nasdaq or a stock exchange.

     The Company's officers will distribute 310,000 shares of common stock to individuals and organizations selected by them ("Donees"). Each Donee will receive shares and will be subject to the resale restrictions described in the prospectus. The Company will deposit stock certificates for gift shares in the Rule 419 escrow upon issuance. When the Company's officers negotiate agreements for the resale of founders' shares, they will promptly deposit stock certificates for the transferred shares in the Rule 419 escrow. The stock certificates on deposit in the Rule 419 escrow will be held in trust for the sole benefit of the beneficial owners until the shares are either released from escrow or returned to the Company's officers in compliance with Rule 419.

     In connection with the Company's reconfirmation offering, each Donee must approve the proposed transaction in writing and elect to accept delivery of his gift shares. In the absence of an affirmative election by a Donee, the escrow agent will surrender the Donee's stock certificates to the officer who made the original gift.

     As a result of its limited resources, the Company will, in all likelihood, have the ability to affect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business.

     The Company is unlikely to enter into an agreement with a Target that does not have sufficient net tangible assets or operating income to satisfy the minimum listing standards of the Nasdaq stock market. Therefore, management expects a business combination to result in a change in control. After a change in control, the owners of the Target will have the right to appoint their own officers and directors, and the Company's current officers will have no ability to influence business decisions.

     The Company may not qualify for a Nasdaq listing upon completion of a Business Combination. In such an event, the Company's common stock will be traded on the over-the-counter market. It is anticipated that the common stock will qualify for quotation on the OTC Bulletin Board; a NASD sponsored and operated inter-dealer automated quotation system for equity securities that are not included in Nasdaq. It is also anticipated that the company's common stock will qualify for inclusion in the National Quotation Bureau "OTC Pink Sheets." There can be no assurance that the liquidity and prices of the Company's common stock in the secondary market will not be adversely affected.

     There is no assurance that the Company will be able to affect a Business Combination. If the Company is unable to close a transaction within 18 months from the date of its prospectus, Rule 419 will require that all gift share transactions be unwound and all certificates for gift shares be returned to the Company's officers. In that event, the Donees will receive nothing.

(CONCLUDED)

                        INSTRUCTIONS FOR GIFT SHARE DONEES

One of our officers has offered to give you _______ shares of our common stock. You will not be expected or permitted to give our officer any money, property or other valuable consideration in connection with this gift. In order to receive the shares you must execute either a paper or an electronic copy of the Gift Acceptance Certificate set forth below.

     IF SHARES WILL BE ISSUED TO MORE THAN ONE MEMBER OF YOUR FAMILY, A SEPARATE GIFT ACCEPTANCE CERTIFICATE MUST BE COMPLETED FOR EACH FAMILY
                                     MEMBER.

      GIFT ACCEPTANCE CERTIFICATES FOR GIFTS TO MINOR CHILDREN MUST BE EXECUTED BY A PARENT OR LEGAL GUARDIAN ACTING AS CUSTODIAN FOR THE CHILD.

Paper Execution: If you want to execute a paper copy of the Gift Acceptance Certificate you must:

   (1)Make a photocopy of the Gift Acceptance Certificate and complete all required information;
   (2)Sign the Gift Acceptance Certificate in the space indicated; and
   (3)Mail the executed Gift Acceptance Certificate to:

                         Broad Street Investment I, Inc.
                     c/o Frontier Bank, Corporate Trust Group
                           735 Broad Street, Suite 218
                              Chattanooga, TN  37402

Electronic Execution: If you would rather execute an electronic version of the Gift Acceptance Certificate you must:

   o  Follow the on-line instructions and complete all required information;
      and
   o Electronically sign the Gift Acceptance Certificate in the space indicated.

                         BROAD STREET INVESTMENT I, INC.
                          GIFT  ACCEPTANCE CERTIFICATE


Broad Street Investment I, Inc.
Frontier Bank
Corporate Trust Group
735 Broad Street, Suite 218
Chattanooga, TN  37402

Gentlemen,

1. _____________________________, an officer of Broad Street Investment I, Inc. (the "Company"), has advised me in writing of his or her intent to transfer ______ shares of the Company's common stock to me as a gift. I understand that I will not be asked to transfer any money, property or other valuable consideration to the above-named officer of the Company or to any other person in connection with the transfer of shares. I also understand that I must execute a copy of this Gift Acceptance Certificate as a condition to the transfer of the shares to my name.

2. I have received and reviewed a copy of the Company's prospectus dated ________________, 2002. I understand that:

      (a) The Company is a "blank check company," as defined in Securities and Exchange Commission Rule 419, and the gifting distribution is subject to the requirements of Rule 419.

      (b) The Company's officers will give a total of 310,000 shares of our common stock to individuals and organizations selected by them (the "Donees"). Each donee will receive between 2,500 and 200 shares and will be subject to the resale restrictions described in the prospectus.

      (c) The Company will deposit all certificates for the shares in escrow with Frontier Bank. The stock certificates deposited in the Rule 419 escrow will be registered in my name and held in trust for my benefit until the Company negotiates a business combination and complies with the disclosure, reconfirmation and closing requirements of Rule 419.

      (d) I will be required to retain ownership of at least 100 shares until the earlier of six months after the completion of a business combination or the listing of the combined companies' stock on Nasdaq.

      (e) THE COMPANY'S Shares are EXTREMELY speculative AND ITS BUSINESS PLAN involves a VERY high degree of risk.

3. I understand that if the Company fails to negotiate a business combination within 18 months from the date of the prospectus, the board of directors will promptly liquidate the Company. In such an event, I will only receive a distribution equal to my pro rata share of the Company's remaining assets, if any.

4. I understand that if the Company negotiates a business combination, I will be sent an updated prospectus that provides a detailed description of the proposed transaction and the other information required by Rule 419. The updated prospectus will be sent to me within 5 business days after the effective date of the post-effective amendment to the Company's registration statement. I will then be given not less than 20 days nor more than 45 days to decide whether I want to:

   (a)Approve the proposed transaction and remain a stockholder of the Company, or

   (b)Reject the proposed transaction and instruct the escrow agent to return my shares to the officer identified above.

5. If I elect to remain a stockholder of the Company, I will execute a written reconfirmation certificate and send the executed reconfirmation certificate to the escrow agent within the reconfirmation period specified in the updated prospectus. If the escrow agent does not receive an executed reconfirmation certificate from me within the time period specified in the updated prospectus, the escrow agent will return my shares to the officer identified above.

6. Even if I elect to remain a stockholder of the Company, my decision will be subject to the reconfirmation threshold specified in the Company's updated prospectus. I understand that if a sufficient number of other donees do not also execute reconfirmation certificates within the period specified in the updated prospectus, the escrow agent will return all gifted shares to the Company's officers.

7. If I elect to remain a stockholder of the Company and the reconfirmation threshold specified in the Company's updated prospectus is met, the escrow agent will mail my stock certificates to me within 5 business days after the escrow agent receives a notice from the Company that a business combination has been completed and all other conditions to the release of my stock certificates have been satisfied. I understand that when the escrow agent delivers my shares, I will receive two stock certificates: one for 100 shares and a second for ______ shares. I understand that the certificate for 100 shares will be imprinted with a restrictive legend that describes the applicable limitations on transfer.

8. I understand that this Gift Acceptance Certificate does not impose any legal obligations on me, but constitutes a valid unilateral contract that is a legally binding obligation of the officer identified above. I understand that the gift evidenced hereby is subject to all of the conditions set forth herein, and no others.

9. Subject to all of the foregoing, I hereby accept the above named officer's gift of _____ shares of the Company's common stock. I have executed this Gift Acceptance Certificate on the date set forth below and forwarded the executed Gift Acceptance Certificate to the escrow agent.

Executed in the City of _________________, State of ________________
this ___ day of ___________, 2002


_______________________________
(Signature of Donee)



                         GENERAL REGISTRATION INFORMATION

Please register my shares as follows

____________________________________________
(Name of Registered Owner)

____________________________________________
(Social Security or Federal Tax I.D. Number)


____________________________________________
(Street Address)


____________________________________________
(City, State, Zip Code)

____________________________________________
(Telephone, including area code)

____________________________________________
(e-mail address)

                       ADDITIONAL REGISTRATION INFORMATION
                        FOR STOCK GIFTS TO MINOR CHILDREN

Please register the shares under the Uniform Gifts to Minors Act as follows:

              _________________________________, as custodian for

              _________________________________

              under the Uniform Gifts to Minors Act of the State of

              _________________________________.

Preliminary Prospectus                                   Subject to Completion

   Our offering is being made in compliance with Rule 419 of SEC Regulation C, under which the securities to be issued will be placed in an escrow account until the offering has been reconfirmed by our shareholders and a business has been acquired in accordance with the provisions of that rule.  Under SEC Rule 3a51-1(d) under the Exchange Act, the securities we are offering constitute penny stocks, and as such, certain sales restrictions apply to them. Up to 80% of the offering may be purchased by our officers/directors, who are also our sole shareholders, and any of their affiliates or associates. No public market currently exists for our common stock.  No public market may ever develop.  Even if a market develops, you may not be able to sell your shares.


                         BROAD STREET INVESTMENT I, INC.

                        9,800,000 shares of Common Stock

     This is an initial public distribution of our stock. We are a "blank check company" as defined in Securities and Exchange Commission Rule 419.

     We have registered this distribution under the Securities Act of 1933 for the purpose of creating a "public shell" and facilitating our efforts to effect a business combination with an unidentified privately held company.

     Our affiliates will give 310,000 shares of our outstanding common stock to individuals and organizations selected by them. We refer to the recipients of these shares as "donees." Our officers will not receive money, property or other consideration from any donee in connection with the share distribution.

     Our registration statement includes 8,250,000 shares that our Company may offer to issue in connection with a business combination. Our Company will receive property in exchange for such shares.

     Our registration statement includes 1,550,000 affiliate shares that our officers may resell or transfer to our donees, participants in a business combination and others. The proceeds from the resale of founders' shares may be substantial. Our Company will not have any interest in the proceeds from the resale of founders' shares.

     This is a "self-underwritten" distribution. That means we will not use an underwriter in connection with the negotiation of a business combination or the issuance of business combination shares. Likewise, our officers will not use an underwriter in connection with their distribution of shares or their resale of founders' shares. However, we reserve the right to enter into appropriate underwriting or brokerage contracts if warranted.

     We will promptly deposit all certificates for shares in escrow with Frontier Bank, Chattanooga, Tennessee. We refer to this escrow as the "Rule 419 escrow." The stock certificates deposited in the Rule 419 escrow will be held in trust for the exclusive benefit of the donees until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419.

     If we negotiate a business combination, we will send each donee an updated prospectus that describes the proposed business combination and all related transactions. Each donee will then be required to either approve the proposed transactions in writing and retain the shares, or reject the proposed transactions and return the shares to the officer who made the original gift.

     If we ultimately conclude that we will be unable to negotiate a suitable business combination, comply with Rule 419 and close the proposed transactions within 18 months from the date of this prospectus, we intend to distribute any remaining assets to our stockholders and liquidate.

     There has never been a public market for our shares and there is no assurance a market will ever develop.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or
  disapproved of these securities or determined if this prospectus is truthful or complete.
            Any representation to the contrary is a criminal offense.

Investing in our shares is extremely speculative. The offering described in this prospectus involves a very
     high degree of risk. Persons who cannot afford to lose their entire investment should not consider
     an investment in our shares. See "Risk Factors" beginning on page __.


     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

               The date of this prospectus is ___________, 2002

     We are offering the shares subject to prior sale, the requirements of Securities and Exchange Commission Rule 419 and the approval of certain legal matters by counsel. We reserve the right to withdraw, cancel or modify this offering at any time and to reject any subscription in whole or in part.

                                TABLE OF CONTENTS


Prospectus Summary........................................................

Risk Factors..............................................................

This Prospectus Includes Forward Looking Statements.......................

This Offering is Subject to Securities and Exchange Commission Rule 419..

Use of Proceeds..........................................................

Arbitrary Determination of Offering Price................................

Dilution.................................................................

Capitalization...........................................................

Managements' Discussion and Analysis of
   Financial Condition and Results of Operations.........................

Proposed Business........................................................

Management...............................................................

Principal Stockholders...................................................

Certain Transactions.....................................................

Description of Securities................................................

Plan of Distribution
   Self-Underwritten Offering............................................
   Initial Public Offering...............................................
   How to Purchase Shares in Our Initial Public Offering.................

   Issuance of Acquisition Shares........................................
   Offer and Sale of Founders' Shares by Selling Stockholders............

Shares Eligible for Future Sale..........................................

Experts..................................................................

Legal Matters............................................................

Where You Can Find Additional Information................................

Index to Financial Statements...........................................F-1

Instructions for Investors..............................................S-1

Subscription Agreement for Shares of Common Stock.......................S-1

-------------------------------

                         -------------------------------

                                   PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Model Business Corporation Act of the State of Colorado ("CMBCA") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

The CMBCA provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

The CMBCA provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The Company's Articles of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

To the fullest extent permitted by the CMBCA as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corp oration as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

The indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

THE COMPANY'S BY-LAWS (INCORPORATED BY REFERENCE HEREIN)
PROVIDES THAT:

Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the CMBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

RIGHT TO ADVANCEMENT OF EXPENSES.

The right to indemnification conferred in the section "Right to Indemnification" of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the CMBCA requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

RIGHT OF INDEMNITEES TO BRING SUIT.

If a claim under the section "Right to Indemnification" or "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In
(1) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the CMBCA.

Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the CMBCA, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

NON-EXCLUSIVITY OF RIGHTS.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

INSURANCE.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the CMBCA.

INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. The directors and officers of our company are covered by a policy of liability insurance.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth summary information on the expenses that we had incurred in connection with our registration statement as of March 31, 2002, and the additional expenses we expect to incur in connection with our cash offering and our offering of compensation shares. It is presently impossible to estimate the additional expenses that we may incur in connection with our offering of acquisition shares and our reconfirmation offering.


                                                           Cumulative         Estimated         Total
                                                           Expenses at        Additional        Estimated
                                                           June 30, 2002      Expenses          Expenses

SEC registration fee                                      $           0       $      473        $       473
State registration fees                                             200                0                200
Accounting fees and expenses                                          0            2,000              2,000
Fees of counsel                                                       0                0                  0
Fees of special securities counsel                                    0                0                  0
Rule 419 escrow agent fees                                            0              500                500
Printing and engraving expenses                                     150            2,500              2,650
Miscellaneous expenses                                              500            1,500              2,000
                                                                -------          -------            -------
Total Offering Costs                                      $         850       $    6,973        $     7,823
Less: Direct payments by affiliates                       $         850       $    6,973        $     7,823
                                                                -------          -------            -------

Net costs paid or payable by registrant                   $           0       $        0        $         0
                                                                =======          =======            =======


               UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR

The following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Securities Act of 1933, as amended. There were no underwriting discounts and commissions paid in connection with the issuance of any shares of common stock prior to the date of this Registration Statement.

All of the sales of securities prior to the date hereof were made in reliance upon Section 4(2), 4(6) and Rule 505 and 506 of Regulation D of the
Securities Act, which provides exemption for transactions not involving a public offering. All certificates are "restricted securities" and bear a restrictive legend. See "Description of Securities--Shares Eligible for Future Sale."

Certain of these shares were issued without registration under the Securities Act, by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering. Each recipient of shares delivered appropriate investment representations to the Company with respect thereto and consented to the imposition of restrictive legends upon the certificates evidencing the shares.

The following sets forth information relating to all securities of Registrant sold by it since April 27, 2001, the date of Registrant's inception. All of such shares of common stock were issued on April 27, 2001 and June 1, 2002, respectively, at a price of $0.001 (par value) per share, which was paid in services.

Name                                                            Number of Shares
James H. Brennan, III                                               250,000
Douglas A. Dyer                                                     250,000
Mark T. Thatcher                                                    250,000
Michael P. Toups                                                    250,000
Leon H. Toups                                                       250,000
David H. Voth                                                       250,000
Elizabeth H. Davis                                                   50,000
                                                                   --------
Total                                                             1,550,000
                                                                  =========

Exemption from  registration  under the Securities Act of 1933, as amended, is claimed for the sales of common stock referred to above in reliance upon the exemption afforded by Section 4(2) of the Securities Act. Each purchaser was either an accredited investor or had sufficient knowledge or experience in financial or business matters that he was capable of evaluating the merits and risks of the investment. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records there against. None of these sales involved participation by an underwriter or a broker-dealer.


                                    EXHIBITS

                                INDEX TO EXHIBITS


EXHIBIT     NO.     DESCRIPTION
            1        Not applicable
x           3(a)     Articles of Incorporation
x           3(b)     Bylaws
x           4(a)     Agreements Defining Certain Shareholders
x           4(b)     Specimen Stock Certificate
x           4(c)     Subscription Agreements (Donee and Non-Donee)
x           4(d)     Investor Representation Letters
x           4(e)     Definitive Rule 419 Escrow Agreement between the Registrant and Frontier Bank as escrow agent
x           5.1      Opinion of the Law Offices of Mark T, Thatcher regarding the legality of the securities being offered hereby.
            8        Not applicable
            9        Not applicable
x          10.1      Pre-Incorporation Consultation and Services Agreement (Founders)
x          10.2      2002 Stock Plan of Broad Street Investment I, Inc.
           10.3      Lease Terms (Not Applicable)
           11        Not applicable
           15        Not applicable
x          16        Letter on change in certifying accountant
           21        Not applicable
x          23.1      Consent of Counsel (contained in Exhibit 5.1)
x          23.2      Consent of Cayer, Prescott, Clune & Chatellier


x          24.1      Power of Attorney (included on the signature page of
                     Part II of this Registration Statement)
           24        Not applicable
           25        Not applicable
           26        Not applicable
x          99.1      Safe Harbor Compliance Statement

____________________________

x   filed herewith

                                UNDERTAKINGS

The undersigned hereby undertakes:

(1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2) that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form SB-2 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request; and

(5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 16th day of August, 2002.


                                          Broad Street Investment I, Inc.



                                          /s/ Douglas A. Dyer
                                          ------------------------------------
                                          Douglas A. Dyer, President



                                          /s/ Mark T. Thatcher
                                          ------------------------------------
                                          Mark T. Thatcher, General Counsel


Each of the officers and directors of Broad Street Investment I, Inc. whose signature appears below hereby constitutes and appoints Douglas A. Dyer and Mark T. Thatcher, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form SB-2, and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that such attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                      Title                            Date


/s/ Douglas A. Dyer
------------------------
Douglas A. Dyer                President and Treasurer     August 16, 2002


/s/ James H. Brennan, III
------------------------
James H. Brennan, III          Executive Vice President    August 16, 2002
                               and Director


/s/ Michael P. Toups
------------------------
Michael P. Toups               Secretary                   August 16, 2002
                               and Director


/s/ David H. Voth
------------------------
David H. Voth                  Executive Vice President    August 16, 2002
                               and Director


/s/ Leon H. Toups
------------------------
Leon H. Toups                  Executive Vice President    August 16, 2002
                               and Director

/s/ Mark T. Thatcher
------------------------
Mark T. Thatcher               General Counsel             August 16, 2002
                               and Director